UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material under §240.14a-12

FormFactor, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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7005 Southfront Road
Livermore, California 94551

May 18, 2018, 3:00 p.m., Pacific Daylight Time

2018 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of FormFactor, Inc., which will be held at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 18, 2018 at 3:00 p.m., Pacific Daylight Time.

The agenda for the Annual Meeting is described in detail in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. We urge you to carefully review the attached proxy materials. These proxy materials were first sent on or about April 3, 2018 to stockholders entitled to vote at the Annual Meeting.

Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.

We thank you for your continued support. We look forward to seeing you at our 2018 Annual Meeting of Stockholders.

With best regards,

Michael D. Slessor
Chief Executive Officer

Livermore, California
April 3, 2018

7005 Southfront Road
Livermore, California 94551

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Friday, May 18, 2018
At 3:00 p.m., Pacific Daylight Time

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of FormFactor, Inc. will be held at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 18, 2018, at 3:00 p.m., Pacific Daylight Time, for the following purposes:

1.	Election of two Class III directors to our Board of Directors, each to serve on our Board of Directors for a term of three years or until his successor has been elected and qualified or until his earlier death, resignation or removal.
The director nominees are:

Richard DeLateur, and
Edward Rogas, Jr.;

2.	Advisory approval of the company’s executive compensation;

3.	Ratification of the selection of KPMG LLP as FormFactor’s independent registered public accounting firm for fiscal year 2018;

4.	Approval of an amendment and restatement of the company’s Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Employee Stock Purchase Plan by 3,000,000 shares; and

5.	Action upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement for the 2018 Annual Meeting of Stockholders accompanying this Notice.

The record date for determining those stockholders of our company who will be entitled to notice of, and to vote at, the Annual Meeting, and at any adjournment or postponement thereof, is March 22, 2018. A list of those stockholders entitled to vote at the Annual Meeting will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during regular business hours at FormFactor’s principal executive offices for ten days prior to the Annual Meeting.

Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating and returning a proxy card at your earliest convenience.

On behalf of our Board of Directors, thank you for your participation in our 2018 Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

Jason Cohen
Secretary

Livermore, California
April 3, 2018

INTERNET AVAILABILITY

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. This Proxy Statement and our 2017 Annual Report on Form 10-K are available at http://proxyvote.com. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 3, 2018, we mailed to stockholders on the record date a Notice Regarding the Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how to access and review all the important information contained in this Proxy Statement and in our 2017 Annual Report on Form 10-K (which we posted on the Internet on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice.

table of contents

_________________________

Page

GENERAL INFORMATION	1
PROPOSAL NO. 1 ELECTION OF CLASS III DIRECTORS	6
Board of Directors	6
Qualification to Serve as Director	8
Board Leadership Structure	8
Board’s Role in Risk Oversight	8
Corporate Governance Guidelines	9
Director Education	10
Stock Ownership Guidelines	10
Independence of Directors	10
Board Meetings	10
Committees of the Board of Directors	10
Director Compensation	12
Compensation Committee Interlocks and Insider Participation	13
Consideration of Director Nominees	13
Corporate Codes and Policies	14
Stockholder Communications with our Board	14
Board Attendance at Annual Meetings	14
PROPOSAL NO. 2 ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION	15
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018	16
Principal Auditor Fees and Services	16
Pre-Approval of Audit and Non-Audit Services of Auditor	16
PROPOSAL NO. 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN	18
Introduction	18
Administration	18
Securities Subject to the Employee Stock Purchase Plan	18
Eligibility and Participation	18
Purchase Periods and Purchase Dates	19
Purchase Price	19
Payroll Deductions and Stock Purchases	19
Special Limitations	19
Termination of Purchase Rights	19
Stockholder Rights	19
Assignability	20
Corporate Transactions	20
Share Proration	20
Amendment and Termination	20
U.S. Federal Income Tax Consequences	20
Non-U.S. Income Tax Consequences	21
Plan Benefits	21
New Plan Benefits	21
Required Vote	21
Board Recommendation	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	22
Beneficial Ownership of our Securities	22
Equity Compensation Plans	23
REPORT OF THE AUDIT COMMITTEE	25
COMPENSATION DISCUSSION AND ANALYSIS	26
Introduction	26
Executive Summary	26
Compensation Framework	27
Compensation Decisions	28
Compensation Components	29

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Stock Ownership Guidelines	31
Clawback Policy	31
Change of Control and Severance Benefits	32
Other Benefits and Perquisites	32
Tax Considerations	32
REPORT OF THE COMPENSATION COMMITTEE	34
EXECUTIVE COMPENSATION AND RELATED INFORMATION	35
Executive Officers	35
Summary Compensation	35
Grants of Plan-Based Awards in Fiscal Year 2017	36
Outstanding Equity Awards at Fiscal Year Ended December 30, 2017	37
Option Exercises and Stock Vested at Fiscal Year Ended December 30, 2017	38
Change of Control, Severance, Separation and Indemnification Agreements	38
CEO Pay Ratio	41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42
PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS	42
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	42
OTHER BUSINESS	42

____________________

The information in the Report of the Audit Committee and the Report of the Compensation Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference into such filings. In addition, this information shall not otherwise be deemed to be “soliciting material” or to be filed under those Acts.

Please note that information on FormFactor’s website is not incorporated by reference in this Proxy Statement.

ii

7005 Southfront Road
Livermore, California 94551

____________________________________

PROXY STATEMENT
FOR THE
2018 ANNUAL MEETING OF STOCKHOLDERS

____________________________________

GENERAL INFORMATION

QUESTIONS AND ANSWERS REGARDING PROXY MATERIALS

Q:	Why am I receiving FormFactor’s proxy materials?

A:	Our Board of Directors has made FormFactor’s proxy materials available to you on the Internet on or about April 3, 2018 or, upon your request, has delivered a printed set of the proxy materials to you by mail in connection with the solicitation of proxies by our Board for our 2018 Annual Meeting of Stockholders. FormFactor’s proxy materials are available on the Internet at http://proxyvote.com. We will hold the Annual Meeting at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 18, 2018, at 3:00 p.m., Pacific Daylight Savings Time.

Q:	What is included in the proxy materials?

A:	The proxy materials include our company’s Notice of Annual Meeting of Stockholders, Proxy Statement and the 2017 Annual Report on Form 10-K, which includes our audited consolidated financial statements. If you requested a printed set of the proxy materials by mail, the proxy materials also included a proxy card for the Annual Meeting.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

A:	We mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners of our common stock on or about April 3, 2018 to notify you that you can access the proxy materials over the Internet. Instructions for accessing the proxy materials through the Internet are set forth in the Notice of Internet Availability of Proxy Materials. As we did last year for our 2017 Annual Meeting of Stockholders, we sent the Notice instead of mailing a printed set of the proxy materials in accordance with the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission. If you wish to receive a printed set of the proxy materials, please follow the instructions set forth on the Notice of Internet Availability of Proxy Materials.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice of Internet Availability of Proxy Materials contains instructions on how to review our company’s proxy materials on the Internet and instruct us to send future proxy materials to you by e-mail. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it in writing.

Q:	What is “householding” and how does it affect me?

A:	The proxy rules of the U.S. Securities and Exchange Commission permit companies and intermediaries, such as brokers and banks, to satisfy proxy statement delivery requirements for two or more stockholders sharing an address by delivering one proxy statement to those stockholders. This procedure, known as “householding,” reduces the amount of duplicate information that stockholders receive and lowers our printing and mailing costs.

Only one Notice of Internet Availability of Proxy Materials may have been delivered to your address if multiple stockholders share that address unless we have received contrary instructions from you. Stockholders who wish to opt out of this procedure and receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, or stockholders who are receiving multiple copies and would like to receive only one copy, should contact their bank, broker or other nominee or us at the address, e-mail address or phone number below.

We will promptly send a separate copy of the Notice of Internet Availability of Proxy Materials for the 2018 Annual Meeting if you send your request by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, by e-mail at corporatesecretary@formfactor.com or by phone at (925) 290-4000.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Q:	Where will the Annual Meeting be held?

A:	We will hold the Annual Meeting at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Friday, May 18, 2018, at 3:00 p.m., Pacific Daylight Savings Time.

From San Francisco, California, take I-80 East, merge onto I-580 East, take N. Greenville Road/Altamont Pass Road exit, turn right off the ramp onto Southfront Road and turn left into the company’s principal executive offices. From San Jose, California, take I-880 North, merge onto Mission Boulevard/CA-262 East, merge onto I-680 North, merge onto I-580 East, take N. Greenville Road/Altamont Pass Road exit, turn right off the ramp onto Southfront Road and turn left into the company’s principal executive offices.

Q:	What specific proposals will be considered and acted upon at FormFactor’s 2018 Annual Meeting?

A:	The specific proposals to be considered and acted upon at the Annual Meeting are:

Proposal No. 1—Election of two Class III directors to our Board of Directors, each to serve on our Board for a term of three years or until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees are: Richard DeLateur and Edward Rogas, Jr.;

Proposal No. 2—Advisory approval of the company’s executive compensation;

Proposal No. 3—Ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2018; and

Proposal No. 4—Approval of an amendment and restatement of the company’s Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Employee Stock Purchase Plan by 3,000,000 shares.

We will also consider any other matters that are properly presented for a vote at the Annual Meeting. As of April 3, 2018, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.

Q:	What do I need to bring with me to attend the Annual Meeting?

A:	If you are a stockholder of record of shares of our common stock, please bring photo identification with you. If you are a beneficial owner of shares of our common stock held in “street name,” please bring photo identification and the “legal proxy,” which is described below under the question “If I am a beneficial owner of shares held in ‘street name,’ how do I vote?”, or other evidence of stock ownership (e.g., most recent account statement) with you. If you do not provide photo identification or if applicable, evidence of stock ownership, you will not be admitted to the Annual Meeting.

QUESTIONS AND ANSWERS REGARDING VOTING AND ANY PROXY SOLICITATION

Q:	Who can vote at the Annual Meeting?

A:	Only stockholders of record of our common stock at the close of business on March 22, 2018, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting. If you own shares of FormFactor common stock as of the record date, then you can vote at the Annual Meeting. At the close of business on the record date, we had 73,896,917 shares of our common stock outstanding and entitled to vote, which were held by 171 stockholders of record.

Q:	How many votes am I entitled per share of common stock?

A:	Holders of our common stock are entitled to one vote for each share held as of the record date.

Q:	What is the difference between holding FormFactor shares as a stockholder of record and a beneficial owner?

A:	Most of our stockholders hold their shares of our common stock as a beneficial owner through a broker, bank or other nominee in “street name” rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in “street name.”

Stockholder of Record: If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and we delivered the Notice of Internet Availability of Proxy Materials directly to you. As the stockholder of record, you have the right to vote your shares in person or by proxy at the Annual Meeting.

Beneficial Owner: If your shares of our common stock are held in an account with a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the broker, bank or other nominee holding your shares on your behalf delivered the Notice of Internet Availability of Proxy Materials to you. The nominee holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares being held by them.

Q:	If I am a stockholder of record of FormFactor shares, how do I vote?

A:	Voting by Internet. You can vote through the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that you received. Go to http://proxyvote.com, follow the instructions on the screen to log in, make your selections as instructed and vote.

Voting by Mail. You can vote by mail by requesting a printed set of the proxy materials, which will contain a proxy card, and then completing, dating, signing and returning the proxy card in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the proxy card.

Voting in Person. If you plan to attend the Annual Meeting and vote in person, we will give you a proxy card at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you also to vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	If I am a beneficial owner of shares held in “street name,” how do I vote?

A:	Voting by Internet. You can vote over the Internet by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Voting by Mail. You can vote by mail by requesting a printed set of the proxy materials, which will contain a voting instruction form, and by completing, dating, signing and returning the voting instruction form in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the voting instruction form.

Voting in Person. If you plan to attend the Annual Meeting and vote in person, you must obtain a “legal proxy” giving you the right to vote the shares at the Annual Meeting from the broker, bank or other nominee that holds your shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q: What if I submit a proxy but I do not give specific voting instructions?

A:	Stockholder of Record: If you are a stockholder of record of shares of our common stock, and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our company, will vote your shares FOR the Class III nominees for director, FOR advisory approval of the company’s executive compensation, FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2018, and FOR the amendment and restatement of the Employee Stock Purchase Plan to increase the number of shares reserved for issuance by 3,000,000 shares, all as recommended by our Board of Directors and as presented in this Proxy Statement.

Beneficial Owner: If you are a beneficial owner of shares of our common stock held in “street name” and do not present the broker, bank or other nominee that holds your shares with specific voting instructions, then the nominee may generally vote your shares on “routine” proposals but cannot vote on your behalf for “non-routine” proposals under the rules of various securities exchanges. If you do not provide specific voting instructions to the nominee that holds your shares with respect to a non-routine proposal, the nominee will not have the authority to vote your shares on that proposal. When a broker indicates on a proxy that it does not have authority to vote shares on a particular proposal, the missing votes are referred to as “broker non-votes.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018 (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3. The election of directors (Proposal No. 1), the advisory approval of the company’s executive compensation (Proposal No. 2), and the approval of an amendment and restatement of our Employee Stock Purchase Plan (Proposal No. 4) are matters considered non-routine under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2 and 4.

Q:	What is the quorum requirement for the Annual Meeting?

A:	A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote on the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. We will count your shares for purposes of determining whether there is a quorum if you are present in person at the Annual Meeting, if you have voted through the Internet, if you have voted by properly submitting a proxy card, or if the nominee holding your shares submits a proxy card. We will also count broker non-votes for the purpose of determining if there is a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	For Proposal No. 1, each of the two Class III directors will be elected if holders of shares of our common stock entitled to vote who are present in person or represented by proxy at the Annual Meeting cast more votes “for” such nominee’s election than the votes “against” such nominee’s election. You may not cumulate votes in the election of directors. If a nominee for director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Governance Committee will make a recommendation to the Board of Directors to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who has so tendered his or her resignation will not participate in the Board of Directors’ decision.

Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.

Approval of Proposal No. 4 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.

The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by our stockholders.

Q:	How are abstentions treated?

A:	Abstentions are counted for the purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted either in favor of or against any of the proposals.

Q:	Can I change my vote or revoke my proxy after I have voted?

A:	You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. You may vote again on a later date (a) through the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), (b) by signing and returning a new proxy card with a later date if you are a stockholder of record, or (c) by attending the Annual Meeting and voting in person if you are a stockholder of record or if you are a beneficial owner and have obtained a proxy from the nominee holding your shares giving you the right to vote your shares. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Q:	What happens if there are insufficient votes in favor of the proposals?

A:	In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the proxy holders, who are officers of our company, may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of holders of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than Proposal Nos. 1, 2, 3 and 4, we are not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holders, who are officers of our company, will have the authority in their discretion to vote your shares on any other matters that are properly presented for a vote at the Annual Meeting. If for any reason any of the Class III nominees are not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as may be recommended by our Board of Directors.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (a) as necessary to meet applicable legal requirements, (b) to allow for the tabulation and certification of votes, and (c) to facilitate a successful proxy solicitation. If stockholders provide written comments on their proxy cards, we may forward the proxy card(s) to our company’s Corporate Secretary.

Q:	Who is making the solicitation?

A:	We are soliciting the enclosed proxy for use at our Annual Meeting to be held on May 18, 2018 at 3:00 p.m., Pacific Daylight Time or at any adjournment thereof for the purposes set forth in this Proxy Statement.

Q:	Who is paying for the cost of this proxy solicitation?

A:	We will pay the entire cost for soliciting proxies to be voted at the Annual Meeting. We will pay brokers, banks and other nominees representing beneficial owners of shares of our common stock held in “street name” certain fees associated with delivering the Notice of Internet Availability of Proxy Materials, delivering printed proxy materials by mail to beneficial owners who request them and obtaining beneficial owners’ voting instructions. In addition, our directors, officers and employees may also solicit proxies on our behalf by mail, telephone or in person. We will not pay any compensation to our directors, officers and employees for their proxy solicitation efforts, but we may reimburse them for reasonable out-of-pocket expenses in connection with any solicitation.

QUESTIONS AND ANSWERS REGARDING THE VOTING RECOMMENDATIONS OF FORMFACTOR’S BOARD OF DIRECTORS AND VOTING RESULTS

Q:	What are the voting recommendations of our Board of Directors?

A:	Our Board of Directors recommends a vote FOR each of Proposal Nos. 1, 2, 3 and 4. Specifically, our Board recommends a vote:

FOR the election of Richard DeLateur and Edward Rogas, Jr., to our Board of Directors as Class III directors;

FOR the advisory approval of the company’s executive compensation;

FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2018; and

FOR the approval of an amendment and restatement of the company’s Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Employee Stock Purchase Plan by 3,000,000 shares.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce the voting results at the Annual Meeting and to report the results on a Form 8-K that we file with the U.S. Securities and Exchange Commission.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

The first proposal is to elect two Class III directors to our Board of Directors. The Class III nominees are Richard DeLateur and Edward Rogas, Jr., who are both current directors of FormFactor. These nominees have been duly nominated by our Board of Directors and have agreed to stand for election. The proxy holders intend to vote all proxies received for Messrs. DeLateur and Rogas, unless otherwise instructed. Proxies may not be voted for more than two directors. Each of the director nominees will be elected if votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. You may not cumulate votes in the election of directors. If a nominee for director is not elected, the director shall offer to tender his resignation to the Board of Directors. The Governance Committee will make a recommendation to the Board of Directors to accept or reject the resignation or whether other action should be taken. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who has so tendered his resignation will not participate in the Board of Directors’ decision.

In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a nominee designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware that any nominee is unable or will decline to serve as a director of our company.

Our Board of Directors recommends a vote FOR the election to our Board of Directors of Richard DeLateur and Edward Rogas, Jr., as Class III directors.

Board of Directors

Our Board of Directors currently consists of eight members and is divided into three classes, which we have designated as Classes I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The Class III directors will be elected at this year’s Annual Meeting, the Class I directors will be elected at our 2019 Annual Meeting of Stockholders and the Class II directors will be elected at our 2020 Annual Meeting of Stockholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Information regarding our Class III and other current directors as of the record date of this Proxy Statement, including their names and positions with our company is set forth below.

Name of Director	Age	Class	Position with FormFactor	Director Since
Richard DeLateur(1)	60	III	Director	May 2011
Raymond A. Link(3)	64	II	Director	June 2016
Lothar Maier(2)(3)	63	I	Director	November 2006
Edward Rogas, Jr.(2)	77	III	Director	October 2010
Michael D. Slessor	48	II	Director and Chief Executive Officer	October 2013
Kelley Steven-Waiss(1)(2)	49	I	Director	August 2015
Thomas St. Dennis	64	II	Director and Chairman	September 2010
Michael W. Zellner(1)(3)	62	I	Director	April 2011

____________________

(1)	Current member of the Governance Committee.

(2)	Current member of the Compensation Committee.

(3)	Current member of the Audit Committee.

Richard DeLateur has served as a Director since May 2011, and as our Lead Independent Director since May 2014. Mr. DeLateur served as Chief Financial Officer of FormFactor, Inc. from May 2010 to May 16, 2011. Mr. DeLateur is a 20-year veteran of Intel’s finance team, where he held various positions, including the role of Vice President and Group Controller of Worldwide Technology and Manufacturing. Mr. DeLateur more recently served as Chief Financial Officer at the private companies Fluidigm Corporation, a technology manufacturing company, and Topsin Corporation. Mr. DeLateur had also served as a Director at Numonyx Corp., a leading manufacturer of Flash memory, which is now part of Micron Technology, Inc. Mr. DeLateur was awarded his Chartered Financial Analyst (CFA) certification in 1999.

Raymond A. Link has served as a Director since June 2016. Mr. Link was a Director of Cascade Microtech, Inc., a semiconductor equipment manufacturer, from February 2005 through June 24, 2016. From July 2005 to April 2015, Mr. Link

served as Executive Vice President and Chief Financial Officer of FEI Company, a leading supplier of scientific and analytical instruments for nanoscale imaging. Prior to this, Mr. Link was the Chief Financial Officer of TriQuint Semiconductor, Inc., a manufacturer of electronic signal processing components for wireless communications which he joined in 2001 as a result of TriQuint’s merger with Sawtek, Inc., where he was the Chief Financial Officer since September 1995. He is also on the Board of Directors of Electro-Scientific Industries, a supplier of laser-based solutions for the microelectronics industry and nLight Inc., a private company that makes high-power semiconductor lasers. Mr. Link received a B.S. degree from the State University of New York at Buffalo and an M.B.A. from the Wharton School at the University of Pennsylvania. He is a licensed Certified Public Accountant and a fellow with the National Association of Corporate Directors.

Lothar Maier has served as a Director since November 2006. Mr. Maier served as the Chief Executive Officer and a member of the board of directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits, from January 2005 to March 2017. Prior to that, Mr. Maier served as Linear Technology’s Chief Operating Officer from April 1999 to December 2004. Before joining Linear Technology, Mr. Maier held various management positions at Cypress Semiconductor Corporation, a provider of high-performance, mixed-signal, programmable solutions, from 1983 to 1999, reaching the level of Senior Vice President and Executive Vice President of Worldwide Operations. Mr. Maier holds a B.S. in chemical engineering from the University of California at Berkeley.

Edward Rogas, Jr. has served as a Director since October 2010. Mr. Rogas served as a Director of Vitesse Semiconductor Corporation, a semiconductor company, until April 2015, Vignani Technologies Pvt Ltd., an engineering services company, until February 2014 and Photon Dynamics, Inc., an electronic communications equipment company, from May 2006 to October 2008. Mr. Rogas held management positions at Teradyne, Inc., a developer and supplier of automatic test equipment, for over 29 years, including serving as a Senior Vice President from 2000 through 2005. Mr. Rogas holds an M.B.A. degree from Harvard Business School and a B.S. from the United States Naval Academy.

Michael D. Slessor has served as a Director since October 2013. Dr. Slessor became our Chief Executive Officer on December 28, 2014. Dr. Slessor served as our President from October 2013 to December 27, 2014, and as Senior Vice President and General Manager, MicroProbe Product Group, from October 2012 to October 2013. Before joining FormFactor, Dr. Slessor was President and Chief Executive Officer of MicroProbe from July 2008 through the October 2012 closing of FormFactor’s acquisition of MicroProbe. Prior to joining MicroProbe, he held various management, product-marketing, and applications-engineering positions in the semiconductor industry, primarily with KLA-Tencor. Dr. Slessor received his Ph.D. in Aeronautics and Physics from the California Institute of Technology and his B.A.Sc. in Engineering Physics from the University of British Columbia.

Kelley Steven-Waiss has served as a Director since August 2015. Since April 2016, Ms. Steven-Waiss has served as the Executive Vice President and Chief Human Resources Officer of HERE Global B.V., a software solutions company. Ms. Steven-Waiss served as the Executive Vice President and Chief Human Resources Officer of Extreme Networks, Inc., a software and services-led networking solutions company, from March 2014 to March 2016. Prior to that, Ms. Steven-Waiss served as the Vice President of Worldwide Human Resources for Integrated Device Technology, Inc., a provider of mixed-signal semiconductor solutions from 2009-2012, and prior to that, as the Vice President of Worldwide Human Resources for PMC-Sierra, Inc., a provider of semiconductor and systems solutions. Ms. Steven-Waiss also serves as the Chairperson of the board of directors of ALearn, a Silicon Valley based educational nonprofit. She holds an M.A. in human resources and organization development from the University of San Francisco and a B.A. in journalism from the University of Arizona.

Thomas St. Dennis has served as a Director since September 2010. Mr. St. Dennis served as our Executive Chairman of the Board of Directors from October 2013 until February 2016, and has served as our Chairman of the Board of Directors since February 2016. Mr. St. Dennis served as our Chief Executive Officer from September 2010 through December 27, 2014. Mr. St. Dennis also has served as a director on the board of Axcelis Technologies, Inc., a semiconductor company, since May 2015 and on the board of Veeco Instruments Inc., an enabling solutions manufacturing company, since May 2016. Mr. St. Dennis previously held various positions at Applied Materials, Inc., an enabling software manufacturing company, from 1992 to 1999, and again from 2005 to 2009. His last position at Applied Materials, Inc., was Senior Vice President and General Manager of the Silicon Systems Group. He also served at Novellus Systems, Inc., a semiconductor equipment company, as Executive Vice President of Sales and Marketing from 2003 to 2005. From 1999 to 2003, Mr. St. Dennis was President and CEO of Wind River Systems, Inc., a software systems company. Mr. St. Dennis served on the board of Mattson Technology, Inc., a semiconductor manufacturing company, from September 2013 to May 2016. Mr. St. Dennis holds a B.S. in Physics and an M.S. in Physics, both from UCLA.

Michael W. Zellner has served as a Director since April 2011. Mr. Zellner served as Vice President and Chief Financial Officer of Cyan, Inc., a telecommunications company, from March 2013 through March 2014. He was Vice President, Finance and Chief Financial Officer of PMC-Sierra, Inc., a semiconductor company, from March 2007 to November 2012. Prior to joining PMC-Sierra, Mr. Zellner was Senior Vice President of Finance and Administration and Chief Financial Officer at Wind River Systems, Inc., a device software solutions provider to the electronics industry. Mr. Zellner attended the Stanford

Executive Program at the Stanford Graduate School of Business as well as the M.B.A. and B.B.A. accounting program at Florida Atlantic University.

Qualification to Serve as Director

The Board of Directors, in consultation with the Governance Committee, has determined that each of the directors and nominees are qualified to serve as a director of the company. The reasons for these determinations are as follows:

Mr. DeLateur provides extensive leadership experience and knowledge of our company due to his previous service as a senior and principal financial officer in a variety of companies. Mr. DeLateur has considerable semiconductor industry experience, both with respect to semiconductor chip manufacturers, who are our customers, and semiconductor equipment suppliers.

Mr. Link is a source of continuity and oversight, and provides extensive knowledge of our company, due to his previous service as a board member of Cascade Microtech. Mr. Link is a licensed CPA and has over 35 years of financial reporting experience. Mr. Link also has extensive background in our industry both as a chief financial officer and as a part of the executive team.

Mr. Maier provides significant semiconductor industry and leadership experience as the former Chief Executive Officer and a former member of the board of directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits. Mr. Maier also has considerable experience in semiconductor chip manufacturing. Mr. Maier also provides expertise in financial accounting and reporting for publicly held companies.

Mr. Rogas provides significant board-level experience within the semiconductor industry, as well as executive and operational experience with semiconductor test equipment companies.

Dr. Slessor provides significant experience in the semiconductor equipment industry, including within semiconductor equipment manufacturing and semiconductor test. Dr. Slessor also provides leadership and operational expertise to the company having served as President and Chief Executive Officer of MicroProbe.

Ms. Steven-Waiss has significant leadership experience including from her previous roles as Executive Vice President and Chief Human Resources Officer of Extreme Networks, Inc., and as Vice President of Worldwide Human Resources for Integrated Device Technology, Inc. and PMC-Sierra, Inc.

Mr. St. Dennis provides extensive semiconductor industry and leadership experience as the past CEO of the company, as well as having served as Senior Vice President and General Manager of the Silicon Systems Group at Applied Materials and as the President and CEO of Wind River Systems, Inc.

Mr. Zellner has significant financial management experience, including serving as the chief financial officer of publicly-traded companies and being responsible for managing capital expenditure, corporate infrastructure, and ensuring financial integrity of results as regulated by the SEC.

Board Leadership Structure

Our Corporate Governance Guidelines state our general policy that the positions of Chairperson (or Executive Chairperson) of the Board of Directors and Chief Executive Officer are to be held by separate persons. However, our Board of Directors believes that it is in the best interest of the company’s stockholders for the Board to use its discretion as to whether the CEO and Chairman roles should be separate or combined; with the Board making a determination based upon the totality of the then-current circumstances. Currently, the roles of Chief Executive Officer and Chairman are separate. Michael Slessor was appointed CEO commencing in fiscal 2015, and Thomas St. Dennis, who stepped aside as CEO at the end of the fiscal 2014, became the Executive Chairman and subsequently the non-executive Chairman. The Board of Directors believes that having Dr. Slessor as the CEO and Mr. St. Dennis as Chairman is the appropriate leadership structure for our company at this time because it clarifies the individual roles and responsibilities of Dr. Slessor and Mr. St. Dennis. Because Mr. St. Dennis is not an independent director, our Board of Directors has appointed Mr. DeLateur as Lead Independent Director to ensure effective, independent oversight of the company’s performance, and that of senior management, including with regard to any directors having an executive role.

Board’s Role in Risk Oversight

FormFactor operates within the semiconductor test and measurement equipment industry. We sell custom products to chip manufacturers operating within the broader semiconductor industry. Our business necessarily involves many operational and market-driven risks. A list of risk factors associated with our business can be found in our Annual Report on Form 10-K for our fiscal year ended December 30, 2017, as filed with the SEC and in the Annual Report to Stockholders which accompanies this

Proxy Statement. Our Board of Directors exercises its risk oversight function both directly and indirectly. At its regularly scheduled meetings, the Board of Directors receives reports from the Chief Executive Officer, the Chief Financial Officer, and other individuals who have primary responsibility for other operational aspects of the company, such as manufacturing, research and development, and sales and marketing. The Board of Directors reviews and approves the company’s annual operating plan.

The Board also exercises its risk oversight function through the three Board Committees. As prescribed in its charter, the Audit Committee oversees the company’s accounting and financial reporting processes and audits of the company’s financial statements, including oversight of the company’s systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit or similar activities and the appointment, compensation and evaluation of the company’s independent auditors. The Audit Committee reports regularly to the Board of Directors and to the independent directors regarding matters for which the committee has responsibility and for any other issues that the committee believes should be brought to the attention of the Board of Directors.

As prescribed in its charter, the Compensation Committee oversees the company’s compensation and benefits plans, policies and programs, determines the compensation of our executive officers and administers our equity compensation plans. The Compensation Committee confers with the Board and the Audit Committee regarding the risks arising from our company’s employee compensation program.

As prescribed in its charter, the Governance Committee oversees the company’s corporate governance practices and assesses the Board’s composition and performance. The Governance Committee also supports the Board’s oversight of certain risks relating to legal and regulatory compliance.

Corporate Governance Guidelines

The company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the company reviews federal and state laws affecting corporate governance, as well as rules promulgated by the SEC and the NASDAQ Stock Market. The company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

The Board of Directors has approved Corporate Governance Guidelines for the company. The Corporate Governance Guidelines, which can be found on the company’s website at www.formfactor.com, address the following matters:

•	Size of the Board of Directors;

•	Requirement that the Board of Directors be comprised of a majority of independent directors;

•	Guidelines for determining director independence;

•	No limitation of the number of terms a director may serve;

•	Limits on the number of other public company boards on which directors may serve;

•	Change in position or responsibility in a director’s principal occupation;

•	Committees of the Board of Directors;

•	Requirement that the Audit and Compensation Committees of the Board of Directors be comprised entirely of independent directors;

•	Executive sessions of independent directors;

•	Requirement that the performance of the Chief Executive Officer be evaluated annually and reviewed by the non-executive directors;

•	Stock holding requirements for directors and for executive officers;

•	Review of the performance of individual directors; and

•	Other matters uniquely germane to the work and responsibilities of the Board of Directors.

Director Education

Pursuant to the company’s Corporate Governance Guidelines, the Board of Directors is provided with, and encouraged to participate in, continuing education.

Stock Ownership Guidelines

In an effort to more closely align the company’s non-executive directors’ and executives’ financial interests with those of our stockholders, the Board of Directors has established stock ownership guidelines for non-executive directors and executive officers. Our Corporate Governance Guidelines state that (i) each non-employee director should hold at least the greater of (a) 5,000 shares or (b) shares equal in value to three times (3x) the annual cash retainer for service as a director; (ii) the Chief Executive Officer shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x) the Chief Executive Officer’s annual base salary; and (iii) each “executive officer” (other than the Chief Executive Officer) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer’s annual base salary. Shares counted for this purpose include shares owned by the director or executive officer, shares owned jointly with, or separately by, spouse and/or minor children, including shares held in trusts, and vested, unreleased restricted stock units (“RSUs”). Persons joining the Board of Directors or becoming executive officers have five (5) years, from the time they become Board members or executive officers, as applicable, to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board of Directors, Board members and executive officers, as applicable, will have three (3) years from the time of the increase to acquire any additional shares needed to meet such revised guidelines.

As of December 30, 2017, all of our non-employee directors and executive officers have met these stock ownership guidelines.

Independence of Directors

Our Board of Directors has determined that each of our directors is independent other than Mr. St. Dennis, our Chairman, and Dr. Slessor, our CEO. We define “independent directors” pursuant to the rules of the U.S. Securities and Exchange Commission, or the SEC, and the NASDAQ Stock Market. To be considered independent, a director cannot be an officer or employee of our company or its subsidiaries, and cannot have a relationship with our company or its subsidiaries that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making the “independence” determination, our Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our Board of Directors consults with our company’s legal counsel to ensure that its determinations are consistent with all relevant laws, rules and regulations regarding the definition of “independent director,” including applicable securities laws and the rules of the SEC and NASDAQ Stock Market.

Board Meetings

We set the dates and times of our Board of Directors and Board committee meetings in advance of each fiscal year. During fiscal year 2017, our Board of Directors held five (5) meetings, including telephone conference meetings. During fiscal year 2017, each of the directors attended at least 75% of the meetings of the Board of Directors and each committee on which he or she served during the year.

The independent and non-executive members of our Board of Directors meet regularly in executive sessions outside of the presence of management. The independent and non-executive directors met regularly prior to, and/or after, regularly scheduled meetings of the Board of Directors during fiscal year 2017.

Committees of the Board of Directors

Our Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Governance Committee. Members of each of the standing committees are set forth in the table above under “Board of Directors.” Each committee has adopted a charter, which it reviews and assesses at least annually. Our Board of Directors has approved the charters of its committees. A copy of the charter of each active committee is posted on our company’s website at www.formfactor.com. As stated below, our Board does not have a separate nominating committee in light of its relatively small size, and nominations to our Board of Directors are determined by the independent members of the Board.

Audit Committee. The Audit Committee oversees our company’s accounting and financial reporting processes and the audits of our consolidated financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, our internal audit or similar activities and the selection, compensation and evaluation of our independent registered public accounting firm.

Audit Committee Membership. The members of our Audit Committee are Messrs. Link, Maier and Zellner, with Mr. Zellner serving as the chairperson.

Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission and the NASDAQ Stock Market, and is able to read and understand fundamental financial statements as contemplated by such rules. Our Board of Directors has also determined that each member of the Audit Committee is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and that each is financially sophisticated within the meaning of the rules of the NASDAQ Stock Market.

The Audit Committee met nine (9) times, including telephone conference meetings, during fiscal year 2017.

Compensation Committee. The Compensation Committee oversees our company’s compensation and benefit plans, policies and programs, determines the compensation of our named executive officers and administers our equity plans. In addition, our Compensation Committee makes recommendations to the Board of Directors regarding appropriate compensation of our non-employee directors. For more information about the role of our Compensation Committee and our independent compensation consultant in determining executive compensation, see “Compensation Discussion and Analysis.”

Compensation Committee Membership. The members of our Compensation Committee are Messrs. Maier and Rogas and Ms. Steven-Waiss, with Mr. Rogas serving as the chairperson.

Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the rules of the NASDAQ Stock Market. The Compensation Committee met four 4 times, including telephone conference meetings, during fiscal year 2017.

Governance Committee. The Governance Committee oversees our company’s corporate governance practices and assesses the composition and performance of our Board and our Board committees.

Governance Committee Membership. The members of our Governance Committee are Messrs. DeLateur and Zellner and Ms. Steven-Waiss, with Mr. DeLateur serving as the chairperson.

Our Board of Directors has determined that each member of the Governance Committee is independent within the meaning of the rules of the NASDAQ Stock Market. The Governance Committee met four (4) times during fiscal year 2017.

Director Compensation

The form and amount of compensation paid to our non-executive directors for serving on our Board of Directors and its committees is designed to be competitive in light of industry practices and the obligations imposed by such service. In order to align the long-term interests of our directors with those of our stockholders, a portion of director compensation is provided in equity-based compensation. The value of total annualized compensation of our non-executive directors is targeted to be at approximately the median of our peer group of companies, which is described below under the “Compensation Discussion and Analysis” section in this Proxy Statement. The Compensation Committee reviewed the overall competitiveness of the compensation for our independent Board of Directors in 2017 based on the approved peer companies. Radford, an Aon Hewitt Company, completed an independent assessment to inform the Board’s decision to make no changes to the compensation for 2017.

2017 Director Compensation Table. The following table presents the compensation earned or paid to our non-executive directors for fiscal year 2017, as further described below in the table. Compensation paid to Dr. Slessor for fiscal year 2017 is described under the “Compensation Discussion and Analysis” and “Executive Compensation and Related Information” sections below in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Stock Awards ($)(1)(2)(3)	All Other Compensation	Total ($)
Richard DeLateur	70,000	—	129,600		199,000
Raymond A. Link	56,000	—	129,600		185,600
Lothar Maier	63,500	—	129,600		193,100
Edward Rogas, Jr.	60,000	—	129,600		189,600
Thomas St. Dennis	70,000	—	129,600		199,600
Kelley Steven-Waiss	57,500	—	129,600		187,100
Michael W. Zellner	72,000	—	129,600		201,600

____________________

(1)	The stock awards are restricted stock units that we awarded to our non-executive directors under our Equity Incentive Plan as described below under “Equity Compensation.” The vested portion of any award of restricted stock units will settle in shares of our common stock on the earlier of: (i) the date on which the award is fully vested, or (ii) the date that the director’s engagement with our company terminates (or, if the applicable date is not a market trading day during an open trading window under our company’s Statement of Policy regarding Insider Trading, thereafter on the first market trading day during an open trading window under our company’s policy, but no later than March 15th of the year following the scheduled settlement date or otherwise as determined under Section 409A of the Internal Revenue Code of 1986, as amended).

(2)	The amounts shown reflect the aggregate grant date fair value of all awards granted in fiscal year 2017 for financial statement reporting purposes in accordance with Financial Accounting Standards Board Topic No. ASC 718, Compensation - Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 13 - Stock-Based Compensation to our company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

(3)	A summary of options and restricted stock units outstanding as of December 30, 2017 for each of our non-executive directors is as follows:

Name	Stock Options Outstanding (#)	Restricted Stock Units Outstanding (#)
Richard DeLateur	—	9,000
Raymond A. Link	—	20,000
Lothar Maier	—	9,000
Edward Rogas, Jr.	—	9,000
Thomas St. Dennis (1)	20,867	12,334
Kelley Steven-Waiss	6,000	18,000
Michael W. Zellner	—	9,000

____________________

(1)	The ‘Stock Options Outstanding’ as reported for Mr. St. Dennis related to options granted during Mr. St. Dennis’ tenure ending December 27, 2014, as the company’s Chief Executive Officer.

Cash Compensation. Cash compensation for our non-executive directors during fiscal 2017 is set forth in the following table:

Compensation Element	Fiscal Year 2017 Cash Compensation
Director Annual Retainer	$45,000
Chairperson Annual Retainer	$25,000 for Board chairperson
$22,000 for Audit Committee chairperson
$15,000 for Compensation Committee chairperson
$10,000 for all other committee chairpersons
Lead Independent Director Retainer	$15,000
Committee Member Retainer	$11,000 for Audit Committee member
$7,500 for Compensation Committee member
$5,000 for all other committee members

Equity Compensation. In fiscal 2017, immediately following the 2017 annual stockholders meeting, each continuing non-executive director received a restricted stock unit award of 9,000 shares of common stock vesting monthly over a one-year period. For fiscal 2018, following the annual stockholders meeting, continuing directors will receive a restricted stock unit award of 9,000 shares of common stock, vesting monthly over a one-year period, and any newly appointed director will receive a restricted stock unit award of 11,000 shares of common stock, vesting monthly over three years.

Other. We reimburse all of our directors for travel, director continuing education programs and other business expenses incurred in connection with their services as a member of our company’s Board and Board committees, and extend coverage to them under our company’s travel accident and directors’ and officers’ indemnity insurance policies.

Compensation Committee Interlocks and Insider Participation

Non-executive directors may elect to receive a restricted stock award or restricted stock unit award under our Equity Incentive Plan in lieu of payment of a portion or all of his or her annual retainer based on the fair market value of our common stock on the date the annual retainer would otherwise be paid. As of the date of this Proxy Statement, none of our directors have made such an election.

The members of our Compensation Committee are Messrs. Maier and Rogas and Ms. Steven-Waiss, with Mr. Rogas serving as the chairperson. None of the members of our Compensation Committee has at any time since our incorporation been one of our officers or employees. None of our named executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

Consideration of Director Nominees

Nominations to our Board of Directors are determined by the independent members of the Board. The Board does not have a separate nominating committee in light of its relatively small size. The Board generally identifies nominees based upon recommendations by our directors and management. In addition, our Board also considers recommendations properly submitted by our stockholders. The Board of Directors may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees, and the company has, in the past, paid a third party to assist us in a director search process.

In selecting director nominees, our Board of Directors considers candidates based on the need to satisfy the applicable rules and regulations of the SEC and the rules of the NASDAQ Stock Market, including the requirements for independent directors and an audit committee financial expert. Our Board of Directors also evaluates candidates by assessing a number of factors, including demonstrated outstanding achievement in the prospective board member’s personal career, breadth of experience, soundness of judgment, ability to make independent, analytical inquiries, diversity of viewpoints and experience, and willingness to devote adequate time. The Board of Directors uses these standards to evaluate nominees proposed by our directors and management and will use the same standards to evaluate nominees, if any, proposed by stockholders, but has no formal policy with respect to consideration of candidates recommended by stockholders.

Stockholders can recommend qualified candidates for our Board of Directors by writing to the Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.

After evaluating Messrs. DeLateur and Rogas pursuant to the above criteria, our Board of Directors approved the nomination of these two current directors for election as Class III members to our Board of Directors.

Corporate Codes and Policies

We have adopted a Code of Business Conduct that applies to our directors, officers and employees. Our Code of Business Conduct and other policies are designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics, and to provide for our directors, officers and employees to report violations or suspected violations of our company policies without fear of harassment, retaliation or adverse employment consequences. In addition, we have adopted Corporate Governance Guidelines, which identify various corporate policies and practices we have implemented. Our policies and governance guidelines are posted on our website at www.formfactor.com, and we intend to disclose any amendment of or waiver of provisions of the policies and governance guidelines described above through our website.

Stockholder Communications with our Board

Our stockholders may communicate with our Board of Directors, or any of our individual directors, by submitting correspondence by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, or by e-mail at corporatesecretary@formfactor.com. Our Corporate Secretary or his designee will review such correspondence and provide such correspondence and/or summaries thereof, as appropriate, to our Board of Directors. Our company’s acceptance and forwarding of communications to our Board does not imply that the company’s directors owe or assume any fiduciary duties to persons submitting the communications. Our Governance Committee periodically reviews our process for stockholders to communicate with our Board of Directors to ensure effective communications.

Board Attendance at Annual Meetings

We encourage the members of our Board of Directors to attend our annual meeting of stockholders, either in person or telephonically. We do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. All of our directors serving at the time of our 2017 Annual Meeting of Stockholders attended that annual meeting in person.

PROPOSAL NO. 2

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth below in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote. At our 2011 Annual Meeting of Stockholders, our stockholders indicated their preference to hold this non-binding advisory vote annually.

In fiscal year 2017, the Compensation Committee continued to use the 50th percentile or median of the peer group as one of the benchmarks to make pay decisions considering salary and overall pay. By approaching pay in this manner, executives in general will only receive above market pay if warranted by performance under our cash incentive plan or our performance equity plan. In 2017, we continued a compensation practice we started in fiscal year 2012 by granting performance-based RSU’s for executives which are tied to company performance over a multi-year period (e.g., 24-36 months). Consistent with our broader growth objectives while conserving cash, our 2017 executive compensation program was designed to meet the following objectives:

1.	Reducing cash compensation to the extent possible, by avoiding cash-consuming practices such as tax gross-ups, generous severance and retirement packages or guaranteed bonuses;

2.	Setting aggressive performance targets for cash incentive compensation to align performance and pay;

3.	Emphasizing equity compensation to align the interests of our named executive officers with those of our stockholders and incentivize them to improve operational performance and company value, including granting performance-based restricted stock unit awards; and

4.	Emphasizing executive compensation governance policies that are aligned with the interest of our stockholders, including change in control benefits that are double-trigger (i.e., require termination of employment as well as a change in control) and that are within reasonable limits, a stock ownership policy, clawback provisions, and anti-hedging/pledging provisions.

We encourage you to carefully review the “Compensation Discussion and Analysis” set forth below in this Proxy Statement for additional details on FormFactor’s executive compensation, including FormFactor’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal year 2017.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote “FOR” the approval, on an advisory basis, of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to FormFactor, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth in the Proxy Statement, is hereby approved.”

While the results of this advisory approval are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

Our Board of Directors recommends a vote FOR the approval
of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR
FISCAL YEAR 2018

The third proposal is to ratify the selection of KPMG LLP (“KPMG”) as FormFactor’s independent registered public accounting firm for fiscal year 2018. The Audit Committee of our Board of Directors has appointed KPMG as the independent registered public accounting firm to perform the audit of our financial statements for fiscal year 2018, and our stockholders are being asked to ratify such selection. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

Ratification by our stockholders of the selection of KPMG as our independent registered public accounting firm is not required by applicable law, our certificate of incorporation, our bylaws or otherwise. However, our Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, our Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.

Our Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2018.

Principal Auditor Fees and Services

Our Board of Directors is recommending a vote for ratification of the selection of KPMG as the company’s independent registered accounting firm for fiscal year 2018. The following is a summary of fees for professional services rendered to our company by KPMG, our independent registered public accountant, related to fiscal year 2017 and 2016:

	2017	2016
Audit Fees	$1,990,500	$2,341,975
Audit-Related Fees	—	289,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,990,500	$2,630,975

Audit Fees. Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2017 and 2016, the audit of the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our Form 10-Q quarterly reports for fiscal years 2017 and 2016. Audit fees also include services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees. Audit-Related Fees consist of fees billed for assurance and related services that are traditionally performed by the independent registered public accountant and are not reported under “Audit Fees.” For fiscal year 2016, such fees were for services in connection with acquisition-related due diligence work. We did not incur any such fees for fiscal 2017.

Tax Fees. Tax Fees consist of fees billed for professional services for tax compliance, tax preparation, tax advice and tax planning. These services consist of assistance regarding federal, state and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance. We did not incur any such fees for fiscal 2017 or 2016.

All Other Fees. All Other Fees consist of fees for products and services other than the services reported above. We did not incur any such fees for fiscal 2017 or 2016.

Pre-Approval of Audit and Non-Audit Services of Auditor

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described above with respect to Audit Fees and Audit-Related Fees for fiscal 2017 and 2016 were pre-approved by our Audit Committee.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

Introduction

FormFactor is requesting that you approve the amendment and restatement of the FormFactor, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) which will expire on April 18, 2022. The amendment and restatement was approved by the Board of Directors, subject to stockholder approval. The Board of Directors views this program as a key part of the company’s competitive total compensation policy for all employees, and as support for broad-based employee ownership in the company. The approval of this amendment and restatement of the Purchase Plan will increase the number of shares of common stock authorized for issuance over the term of the Purchase Plan by 3,000,000 shares.

The Purchase Plan offers eligible employees the opportunity to acquire a stock ownership interest in FormFactor through periodic payroll deductions that will be applied toward the purchase of FormFactor common stock at a discount from the then-current market price. The primary purpose of the amendment and restatement is to ensure that FormFactor will have a sufficient reserve of common stock available under the Purchase Plan to provide eligible employees of FormFactor and its participating affiliates with the continuing opportunity to acquire a proprietary interest in FormFactor through participation in a payroll deduction-based employee stock purchase plan.

The following is a summary of the principal features of the Purchase Plan, as amended and restated. This summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. The Purchase Plan, as amended and restated, is attached as an appendix to this Proxy Statement and is available by written request to FormFactor’s secretary at the company’s primary executive offices in Livermore, California.

Administration

The Purchase Plan is currently administered by the Compensation Committee of the Board of Directors. Such committee, acting as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by FormFactor without charge to participants.

Securities Subject to the Employee Stock Purchase Plan

Without giving effect to the 3,000,000 shares fixed for issuance for which stockholder approval is sought under this Proposal, 4,000,000 shares of common stock have been reserved for issuance under the Purchase Plan since the Purchase Plan was amended and restated as of April 18, 2012. The shares may be made available from authorized but unissued shares of FormFactor’s common stock. Any shares issued under the Purchase Plan will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the Purchase Plan. In the event of any change to FormFactor’s outstanding common stock, such as a recapitalization, stock split or similar event, appropriate adjustments will be made to the Purchase Plan and to each outstanding purchase right.

As of March 30, 2018, 3,529,880 shares of common stock had been issued under the Purchase Plan since its amendment and restatement in 2012, and 3,470,120 shares would be available for future issuance, assuming approval of the 3,000,000 fixed share amount, which forms part of this Proposal.

Eligibility and Participation

Any employee of FormFactor (including employee directors and named executive officers) or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan, subject to certain exceptions. Individuals employed outside the United States are subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed. Accordingly, each employee member of the Board of Directors, each named executive officer and each person who previously served as a named executive officer during 2017 and remains employed by FormFactor has an interest in Proposal No. 4.

Since the basis for participation in the Purchase Plan is eligibility as an employee, this furthers the Purchase Plan’s purposes of providing eligible employees of the company and participating subsidiaries with a convenient means of acquiring an equity interest in the company through payroll deductions, enhancing such employees’ sense of participation in the affairs of the company and participating subsidiaries and providing an incentive for continued employment. As of March 30, 2018,

FormFactor estimates that approximately 1,440 employees, including two named executive officers, were eligible to participate in the Purchase Plan.

Eligible employees may join an offering period at the start of that offering period. Currently, offering periods start on the first day of February and August.

Purchase Periods and Purchase Dates

Shares of common stock will be offered under the Purchase Plan through a series of offering periods, one with a twelve (12) month period commencing February 1 and ending on January 31 and one with a six (6) month period commencing on August 1 and ending on January 31. Each offering period consists of at least one or more successive six (6) month purchase periods. These purchase periods run from the first trading day of February until the last trading day of July each year and from the first trading day of August to the last trading day of January each year. Purchases currently occur on the last trading day of July and January each year.

Purchase Price

The purchase price of the common stock acquired on each purchase date will be 85% of the lower of (i) the closing selling price per share of common stock on the first market trading day of the offering period or (ii) the closing selling price per share of common stock on the last market trading day of the related six (6) month purchase period.

The closing selling price of the common stock on any relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date as reported on the NASDAQ Global Market. On March 30, 2018, the closing selling price per share of common stock determined on such basis was $13.65 per share.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1% of his or her eligible earnings up to a maximum of 15% of eligible earnings. The accumulated deductions will automatically be applied on each purchase date to the purchase of whole shares of common stock at the purchase price in effect for that purchase date. For purposes of the Purchase Plan, eligible earnings generally include base salary, bonuses, commissions and overtime pay.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s right to acquire common stock, including the following:

•	Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of FormFactor or any of its affiliates.

•	A participant may not be granted rights to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.

•	No participant may purchase more than 10,000 shares of common stock on any one purchase date.

Termination of Purchase Rights

The participant may reduce or suspend contributions to the Purchase Plan at any time, but only once during each purchase period, and his or her accumulated payroll deductions will apply to the purchase of common stock on the next scheduled purchase date unless the participant withdraws from the Purchase Plan in which case his or her accumulated payroll deduction will be refunded without interest. The participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded without interest and will not be applied to the purchase of common stock.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

Assignability

No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Corporate Transactions

In the event FormFactor is acquired by merger or sale of all or substantially all of FormFactor’s assets or the acquisition, sale or transfer of more than 50% of its outstanding voting stock, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will generally be equal to 85% of the lower of (i) the closing selling price per share of common stock on the first market trading day of the offering period in which such acquisition occurs or (ii) the closing selling price per share of common stock on the last market trading day immediately prior to the effective date of such acquisition.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the Purchase Plan at that time, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock allocated to such individual, will be refunded.

Amendment and Termination

The Purchase Plan will terminate upon the earlier of (i) the date of the company’s 2022 Annual Meeting or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. The Board of Directors may at any time alter, suspend or discontinue the Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan, or (ii) modify the requirements for eligibility to participate in the Purchase Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States Federal income taxation consequences to FormFactor and participants subject to U.S. taxation with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside. Accordingly, FormFactor urges each participant to consult with his or her own tax advisor as to the specific tax consequences of participation in the Purchase Plan under federal, state, local and other applicable laws.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Code Section 423. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to FormFactor, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the sale or disposition date exceeds the purchase price paid for those shares, and FormFactor will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the closing selling price of the shares on the first market trading day of the offering period under which the shares were purchased. Any additional gain upon the disposition will be taxed as a long-term capital gain. FormFactor will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price or (ii) 15% of the closing selling price of the shares on the first market trading day of the offering period under which the shares were purchased.

Non-U.S. Income Tax Consequences

The income taxation consequences to participants and FormFactor (or its foreign subsidiaries) with respect to participation in the Purchase Plan vary by country. Generally, participants are subject to taxation at the time of purchase. The employee of a foreign subsidiary may be entitled to a deduction in the tax year in which the participant recognizes taxable income, provided the subsidiary reimburses FormFactor for the cost of the benefit conferred under the Purchase Plan. FormFactor urges each participant to consult with his or her own tax advisor as to the specific tax consequences of participation in the Purchase Plan under foreign federal, state, local and other applicable laws.

Plan Benefits

The table below shows, as to each of FormFactor’s named executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated groups, the aggregate number of shares of common stock purchased under the Purchase Plan since the plan’s inception through March 30, 2018.

Aggregate Purchases under the Employee Stock Purchase Plan

Name and Position	Aggregate Number of Purchased Shares
Michael Slessor – Chief Executive Officer	0
Michael Ludwig – Chief Financial Officer (former)	0
Shai Shahar – Chief Financial Officer	0
All current named executive officers as a group (3 persons)	0
All current and former employees, excluding current named executive officers as a group	3,529,880

New Plan Benefits

The benefits to be received by FormFactor’s named executive officers, directors and employees as a result of the proposed amendment and restatement of the Purchase Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 3,000,000 share increase for which stockholder approval is sought under this Proposal.

Required Vote

The affirmative vote of a majority of the shares of FormFactor’s common stock present or represented by proxy and voting at the annual meeting is required for approval of this Proposal. If you own shares through a bank, broker, or other holder of record you must instruct your bank, broker or other holder of record how to vote in order for your vote to be counted on this proposal. Should such stockholder approval not be obtained, then the increase in share amount will not be implemented. However, the Purchase Plan will continue to remain in effect until the earlier (i) the date the remaining share reserve under the Purchase Plan is issued or (ii) April 18, 2022.

Board Recommendation

Our Board of Directors recommends a vote FOR the approval of the amendment and restatement of the Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of our Securities

The following table presents information regarding the beneficial ownership of our common stock as of March 22, 2018 for:

•	each person or entity known by us to own beneficially more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and named executive officers as a group.

The percentage of beneficial ownership for the following table is based on 73,896,917 shares of our common stock outstanding as of March 22, 2018. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of March 22, 2018 through the exercise of any option, unit or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules and regulations of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has exercised options, units or other rights into shares of our common stock.

To our knowledge, except under community property laws or as otherwise noted, the persons named in the table below have sole voting and sole investment power with respect to all equity beneficially owned. Unless otherwise indicated, each director, named officer and 5% stockholder listed below maintains a mailing address of c/o FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
The Vanguard Group, Inc. (1)	6,321,615	8.66%
Dimensional Fund Advisors LP (2)	5,062,247	6.94%
Black Rock, Inc. (3)	4,682,016	6.40%
PRIMECAP Management Company (4)	4,666,018	6.39%
Thomas St. Dennis (5)	40,666	*
Michael D. Slessor (6)	654,166	*
Michael M. Ludwig (7)	240,387	*
Richard DeLateur (8)	10,000	*
Raymond A. Link (9)	36,102	*
Lothar Maier (10)	69,000	*
Edward Rogas, Jr. (11)	59,000	*
Michael W. Zellner (12)	59,275	*
Kelley Steven-Waiss (13)	14,500	*
Shai Shahar (14)	0	*
All current directors and executive officers as a group (9 persons)(15)	942,709	1.3%

____________________

*	Represents beneficial ownership of less than 1%.

(1)	As reported in Amendment No. 6 to Schedule 13G/A of The Vanguard Group, Inc. reflecting beneficial ownership as of December 31, 2017, which was filed on February 9, 2018 with the Securities and Exchange Commission. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

(2)	As reported in Amendment No. 4 to Schedule 13G/A of Dimensional Fund Advisors LP reflecting beneficial ownership as of December 31, 2017, which was filed on February 9, 2018 with the Securities and Exchange Commission. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(3)	As reported in Amendment No. 8 to Schedule 13G/A of BlackRock, Inc. reflecting beneficial ownership as of December 31, 2017, which was filed on January 25, 2018 with the Securities and Exchange Commission. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)	As reported in Amendment No. 14 to Schedule 13G/A of PRIMECAP Management Company reflecting beneficial ownership as of December 31, 2017, which was filed on February 27, 2018 with the Securities and Exchange Commission. The address of PRIMECAP Management Company is177 E. Colorado Blvd., 11th Floor., Pasadena, California 91101.

(5)	Represents 40,666 shares held directly by Mr. St. Dennis, 0 shares issuable upon exercise of options, and 0 units convertible to common stock, all of which shares and units will be vested within 60 days of March 22, 2018.

(6)	Represents 306,666 shares held directly by Dr. Slessor, 337,500 shares issuable upon exercise of options, and 10,000 units convertible to common stock, all of which shares and units will be vested within 60 days of March 22, 2018.

(7)	Represents 240,387 shares held directly by Mr. Ludwig as of March 2, 2018 (i.e., his last date of employment), 0 shares issuable upon exercise of options, and 0 units convertible to common stock.

(8)	Represents 10,000 shares held directly by Mr. DeLateur, 0 shares issuable upon exercise of options, and 0 units convertible to common stock, all of which shares and units will be vested within 60 days of March 22, 2018.

(9)	Represents 36,102 shares held directly by Mr. Link, and 0 units convertible to common stock, all of which shares and units will be vested within 60 days of March 22, 2018.

(10)	Represents 12,000 shares held by the Maier Family Revocable Trust, 57,000 shares held directly by Mr. Maier and 0 units convertible to common stock, all of which shares and units will be vested within 60 days of March 22, 2018.

(11)	Represents 59,000 shares held directly by Mr. Rogas, 0 shares issuable upon exercise of options, and 0 units convertible to common stock, all of which shares and units will be vested within 60 days of March 22, 2018.

(12)	Represents 59,275 shares held directly by Mr. Zellner, 0 shares issuable upon exercise of options, and 0 units convertible to common stock, all of which shares and units will be vested within 60 days of March 22, 2018.

(13)	Represents 9,000 shares issuable upon exercise of options by Ms. Steven-Waiss, 5,500 shares issues upon exercise of options and 0 units convertible to common stock, all of which shares and units will be vested within 60 days of March 22, 2018.

(14)	Mr. Shahar began his employment with the Company on March 5, 2018.

(15)	Represents 589,709 shares held directly or in a revocable trust by the company’s directors and named executive officers as a group, 343,000 shares issuable upon exercise of options, and 10,000 units convertible into common stock, all of which shares and units will be vested and exercisable within 60 days of March 22, 2018.

Equity Compensation Plans

The following table sets forth certain information, as of December 30, 2017, concerning securities authorized for issuance under all equity compensation plans of our company:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by our stockholders (1)	3,807,395	(2)	$8.12	(3)	7,813,795	(4)
Equity compensation plans not approved by our stockholders	—		—		—
Total	3,807,395		$8.12		7,813,795

____________________

(1)	Includes our Equity Incentive Plan and the Employee Stock Purchase Plan.

(2)	Represents 659,334 shares subject to outstanding options, 2,613,061 shares subject to outstanding time-based restricted stock units, and 535,000 shares subject to unearned performance-based restricted stock units. The unearned performance-based restricted stock units reflect the “Target” number of units that can be earned based on the award metric. Actual units earned may vary from 0% to 125% of the “Target” number. Excludes securities that may be issued under our Employee Stock Purchase Plan.

(3)	Excludes outstanding restricted stock units, both “time” and “performance” based awards, which do not have an exercise price.

(4)	Represents, as of December 30, 2017, 7,002,005 shares of our common stock reserved for future issuance under our Equity Incentive Plan and 811,790 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan. Securities available for future issuance under the Equity Incentive Plan reflects unearned performance-based restricted stock unit awards based on the metric “Target” level. Securities available for issuance will be adjusted accordingly based on the actual units earned.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees FormFactor’s accounting and financial reporting processes on behalf of our Board of Directors. FormFactor’s management has primary responsibility for the preparation and integrity of our company’s consolidated financial statements, for implementing systems of internal control over financial reporting and for other financial reporting-related functions. The company’s independent registered public accounting firm for fiscal 2017, KPMG LLP, was responsible for performing an independent audit of FormFactor’s consolidated financial statements for fiscal 2017, expressing an opinion, based upon its audit, as to the conformity of such financial statements with generally accepted accounting principles in the United States and attesting to the effectiveness of FormFactor’s internal control over financial reporting.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed, with our management and KPMG LLP, the audited consolidated financial statements of FormFactor as of and for the year ended December 30, 2017, including a discussion of the quality of FormFactor’s financial reporting and internal control over financial reporting, as well as the selection, application and disclosure of critical accounting policies.

The Audit Committee has discussed with KPMG LLP, with and without the company’s management present, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees” including the judgment of KPMG LLP as to the quality of our company’s financial reporting, effectiveness of internal control over financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP the independent accountant’s independence.

Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to our Board of Directors that FormFactor’s consolidated financial statements as of and for the year ended December 30, 2017 be included in the company’s Annual Report on Form 10-K for the year ended December 30, 2017.

Submitted by the Audit Committee

Michael W. Zellner, Chairperson
Raymond A. Link
Lothar Maier

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This compensation discussion and analysis describes FormFactor’s compensation program for its named executive officers. FormFactor’s named executive officers for fiscal year 2017 (“fiscal 2017”) were Michael D. Slessor, our Chief Executive Officer or CEO, and Michael Ludwig, our former Chief Financial Officer or CFO, who were our only executive officers during fiscal 2017.

Executive Summary

Compensation Governance

•	Independence. The Compensation Committee is comprised solely of independent directors. Additionally, the Compensation Committee’s independent compensation consultant is retained directly by the Compensation Committee and performs no other services for our company’s management. No work performed by our independent compensation consultant in fiscal 2017 raised a conflict of interest as assessed by the Committee.

•	Stock Ownership Guidelines. We have adopted stock ownership guidelines for our Chief Executive Officer of at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x) the Chief Executive Officer’s annual base salary, and for our other named executive officers of at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer’s annual base salary.

•	Performance-Based Compensation. Payment of cash incentives to our named executive officers and vesting of a portion of their equity compensation depends on the financial performance of the company.

•	Double-Trigger Change in Control Provision. The change in control and severance agreements provided to certain senior executives have “double-trigger” provisions and the level of severance is within or below standard levels. We do not provide any tax gross ups to our named executive officers in the event of a change in control.

•	No Hedging or Pledging. Our insider trading policy generally prohibits hedging of company stock or pledging company stock as collateral of any loan.

•	Clawback Policy. The Compensation Committee has adopted a clawback policy directed to incentive-based cash compensation.

•	Prohibition of Repricings. Our Equity Incentive Plan prohibits stock option and stock appreciation rights, or SARs, repricings without the approval of stockholders.

•	Perquisites. We did not pay special benefits or perquisites to our named executive officers in fiscal 2017.

•	Risk Analysis. Compensation programs are structured to avoid inappropriate risk taking by our executives and all employees by having the appropriate pay philosophy, peer group and market positioning to support reasonable business objectives. As a result, the Compensation Committee and its independent consultant have concluded that the risks arising from our company’s employee compensation program are reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on our company.

Executive Compensation Philosophy. The Compensation Committee of our Board of Directors oversees our company’s executive compensation program and ensures that our named executive officers are compensated in a manner consistent with our business strategy, competitive market practice, sound corporate governance principles and stockholder interests. The core of our executive compensation philosophy is to pay-for-performance.

Stockholder support for “Say on Pay” was 99% approval at the 2017 Annual Meeting. The Compensation Committee has determined that it will continue to apply the same philosophy and guiding principles to its fiscal 2018 executive compensation program. The Compensation Committee will continue to consider stockholder feedback in the future. See also “Fiscal 2018 Compensation Approach” below for a description of additional employee compensation principles.

Elements of Executive Compensation. Our compensation focuses on total direct compensation, which consists of three primary components: (i) base salary, (ii) cash incentives and (iii) long-term equity incentives. We target our total direct compensation at the 50th percentile or median to ensure the overall package is competitive. We provide base salaries that are generally at market-competitive levels so that we can attract and retain superior executives and managers in an extremely competitive environment for qualified talent. Although we take into account peer benchmarks, we also consider a number of factors such as performance, criticality, retention and internal pay comparisons when determining the level and form of pay. The Compensation Committee takes a holistic view on setting pay to ensure the overall program is meeting the company’s objectives and to provide the Compensation Committee and our CEO with the necessary flexibility to structure individual compensation packages that are within market standards. In addition, we provide our executive officers a variety of benefits that are generally available to all employees, including:

•	base salary;

•	performance-based cash incentives that will only be awarded if we achieve the pre-determined financial goals as approved by the Compensation Committee; and

•	long-term, performance-based equity incentive awards that are issued in the form of both performance-contingent RSUs, for encouraging long-term performance and delivering value for our stockholders over time, and time-vested RSUs, for retention and reinforcing our ownership culture.

Fiscal 2017 Performance and Impact on Executive Compensation.

For fiscal 2017, revenues increased by $164.5 million, or 42.9%, to $548.4 million from $383.9 million in fiscal 2016. Gross margins increased to 39.3% from 26.7% in fiscal 2016, and we generated net income of $40.9 million, compared to a net loss of $6.6 million in fiscal 2016. The increase in profitability was primarily due to the increased revenues generated by the acquisition of Cascade Microtech at the end of the second quarter of fiscal 2016, increased demand for our legacy products and lower restructuring charges.

Based on the company’s performance, the named executive officers earned performance-based cash incentives, which were directly tied to pre-set objective goals of the company performance. For 2017, achievement of our financial goals was above the target level, therefore each eligible named executive officer received an above-target cash incentive under the applicable cash incentive plan.

Compensation Framework

Compensation Objectives

We are committed to a compensation philosophy that is market-competitive and ensures that our named executive officers and other employees share in our company’s success. Our executive compensation plans, policies and programs are designed to achieve three primary objectives:

•	Attract, retain and motivate highly skilled individuals based upon their contribution to the success of our company, and that of our stockholders;

•	Drive outstanding achievement of business objectives and reinforce our company’s strong pay-for-performance culture; and

•	Align our named executive officers’ interests with the long-term interests of our stockholders with a focus on performance that drives value creation for our stockholders.

Target Pay Position/Mix of Pay

Our compensation program is comprised of a combination of base salary, variable pay-for-performance cash incentive payments, and long-term equity grants. Each of these components is discussed in greater detail below under “Compensation Decisions.” We have a target for setting base salary to ensure the program is competitive to attract and retain executives that can drive performance at the company. We use the 50th percentile as a market reference point when compared to our peer companies as provided by our independent consultant. We focus on total direct compensation, to factor in all aspects of pay, including salary, cash incentives and time- and performance-based long-term incentives, to ensure the program, in aggregate, is competitive. The Compensation Committee does not have a specific formula that is used between the elements of pay, but applies the necessary business judgment required to balance the needs of management in leading the business with those of our stockholders to drive near-term and long-term performance. Our strategy has been to examine peer group compensation practices, and with an understanding of those practices, create an appropriately leveraged, variable compensation program for our named executive officers. In determining the amounts and forms of compensation, the Compensation Committee also considers such factors as our executives’ experience, performance, internal pay comparisons, retention objectives, and, for the CEO, the relative relationship between the CEO and other leaders in the business, in addition to the impact of cash expenditures and equity dilution. The Compensation Committee believes its approach best supports the pay-for-performance culture and, in turn, the creation of stockholder value over time. Our emphasis on variable, or at-risk, compensation ensures that our named executive officers, subject to retention needs, will only receive target or above-target compensation to the extent that our company’s performance goals have been achieved or exceeded.

Our compensation philosophy in 2017 continued to have a focus on pay-for-performance. We closely aligned the compensation paid to our named executive officers with achievement of both near- and long-term financial goals. In fiscal 2017, we structured our compensation mix such that approximately 80% of the target compensation paid to our CEO and our CFO, was in the form of performance-based pay in the form of variable cash incentives and equity awards. Our equity awards were a mixture of approximately 40% time-based and 60% performance-based to reward long-term performance.

Compensation Benchmarking

The Compensation Committee examines the compensation practices of a peer group of companies, supplemented by survey data using similar peer group parameters, to assess the competitiveness of all elements of our executive officer compensation programs. In October 2017, the Compensation Committee, with the assistance of its independent compensation consultant, Radford, an Aon Hewitt Company, completed its annual review of our peer group. Based on the Compensation Committee’s review and advice of Radford, our peer group for fiscal 2017 consisted of 15 companies for purposes of determining the competitiveness of our named executive officer compensation in fiscal 2017. The Compensation Committee maintained the general framework for selecting peer companies after considering the practices of outside investors and several governance groups.

2017 Peer Group

Global Industry Classification Standard Code	Trailing 12-Months Revenue Range	Market Capitalization Range
Semiconductor—45301020 and Semiconductor equipment—45301010	$175 million - $1.1 billion (0.4x to 2.5x)	$225 million - $2.2 billion (0.3x to 3x)
Advanced Energy Industries	MKS Instruments	Xcerra
Axcelis Technologies	Nanometrics
Brooks Automation	PDF Solutions
Cabot Microelectronics	Photronics
Coherent	Rudolph Technologies
COHU	Ultratech
Entegris	Veeco Instruments

In selecting the specific companies, the Compensation Committee considered the objective criteria, whether the company was considered a peer by various institutional advisors, such as Institutional Shareholder Services (ISS) and Glass Lewis, as well as if the company considered FormFactor a peer. For the 2017 peer group, FormFactor’s revenue was at the 58th percentile against the peer group with a market capitalization falling at the 50th percentile at the time that the group was approved.

Compensation Decisions

The Compensation Committee retains all rights to determine all matters of executive compensation and benefits, but has delegated to our Chief Executive Officer and the company’s Human Resources department the responsibility of issuing equity grants to new hires based on a pre-approved schedule and grant guideline. The independent compensation consultant hired by the Compensation Committee, Radford, is retained directly by the Compensation Committee and currently serves as its independent compensation consultant. Radford works directly with the Compensation Committee, and not on behalf of our company’s management, to provide advice and recommendations on competitive market practices and specific compensation decisions. In 2017, Radford did not provide our company’s management with any services. The company subscribes to Radford’s Global Technology Survey to gain access to data needed for benchmarking for all roles across the company. The Compensation Committee determined that its retention of Radford did not raise a conflict of interest.

Compensation Components

Base Salary

Base salaries are designed to provide market-competitive, fixed compensation, which allows us to attract and retain the highly skilled executive officers required to drive business results and stockholder value.

The Compensation Committee typically reviews base salary rates for our named executive officers annually at the second quarter meeting and at other meetings when an executive is considered for promotion. Salary rates and any annual adjustments are determined by the Committee based on a number of factors, including level of responsibility, expertise, and experience of the individual, internal equity, individual and company performance, competitive conditions in the industry, and salary norms for individuals in comparable positions at comparable companies, as well as the company’s cash flow considerations. The Compensation Committee also considers recommendations made by our CEO regarding salary rate adjustments for his direct reports. The executive compensation objective is to be competitive with the market, which we have defined as being at the 50th percentile of our peer group. While the Compensation Committee used the 50th percentile or median as a general guide, the Compensation Committee members apply their business judgment to determine the level of salary based on the above factors, particularly because base salary is fixed rather than variable. As a result of the above factors, during fiscal 2017, the actual base salary provided to our CEO and CFO approximated the 25th percentile of the peer group. Discussions regarding the compensation of our CEO are held outside of his presence. To conserve cash, the Compensation Committee decided to make no changes to base salaries for Messrs. Slessor and Ludwig therefore remaining at $500,000 and $312,000, respectively, in 2017.

Variable Cash Incentive Plan

We provide a variable cash incentive opportunity through our Employee Incentive Plan which awards cash bonuses to our named executive officers and other employees based upon the achievement of corporate goals. We determine these corporate goals based upon the company’s operating plan, the drivers of its performance, and its financial and strategic objectives, to set targets that we believe are challenging but rationally achievable. We believe the quarterly incentive structure, as opposed to an annual structure, works for our company as the shorter period allows for better goal setting and enables us to adapt to the changing sector dynamics and integrate the results from recent mergers or acquisitions.

For fiscal 2017, the Employee Incentive Plan and bonuses for the named executive officers depended solely upon meeting pre-defined financial metric objectives defined in relation to operating income. There was a minimum level of achievement of these objectives for any payout to be made, as well as a cap to minimize excessive risk taking. The following table shows each target bonus of executive officers as a percentage of salary in 2017:

Named Executive Officers	2017 Target Bonus as a % of Salary
Michael D. Slessor	100%
Michael Ludwig	65% (1)

(1) Represents a (60%) target bonus for the first fiscal quarter of 2017, and a 67% target bonus for each of the last three fiscal quarters of 2017.

If the company did not achieve the financial performance goals in fiscal 2017, the actual total cash compensation in fiscal 2017 would be below target bonus levels, and if the company exceeded the financial goals, the actual total cash compensation would be above target bonus levels. This approach is aligned with the company’s pay-for-performance philosophy.

Following each quarter, the Compensation Committee evaluates the performance of the prior quarter to determine the actual achievement in relation to the financial performance goals. For 2017, the company achieved varying levels of performance in each quarter as illustrated below. Based on this performance, the actual bonus awards, in aggregate, when annualized were above the target, reinforcing our pay for performance culture.

The following table shows the level of achievement against our financial goals for each quarter in fiscal 2017:

Period	Adjusted Operating Income Result (in thousands) (1)	Adjusted Operating Income Target (in thousands) (1)	% Payout Achieved (2)
Q1	$23,020	$21,300	82.1%
Q2	$37,586	$21,300	164.5%
Q3	$33,315	$21,300	140.3%
Q4	$22,188	$21,300	77.4%

____________________

(1)	Adjusted Operating Income excludes bonus payments, stock compensation, acquisition and integration costs, intangible asset amortization and one-time non-recurring charges.

(2)	In each quarter in fiscal 2017, for the payout achieved to be 100% of the employee’s target bonus, the Adjusted Operating Income would have to be $26,176,000, and the payout achieved would be zero in every quarter that the Adjusted Operating Income would not exceed 40% of such amount.

As a result of these quarterly achievement levels, each named executive officer received 116% of his target cash incentive award for fiscal 2017.

Equity

Our Equity Incentive Plan authorizes the award of different types of equity awards, including stock options, restricted stock units and performance-based restricted stock units. Equity awards to our named executive officers are made at the discretion of the Compensation Committee in accordance with the Equity Incentive Plan and our company’s equity grant guidelines. Equity compensation tied to the performance of our company’s common stock is used to reward performance and contributions to our company, as well as for retention purposes.

The Compensation Committee believes that equity compensation is a very important component of our pay-for-performance compensation philosophy, and is an effective way to align compensation for named executive officers over a multi-year period directly with the interests of our company’s stockholders by motivating and rewarding creation and preservation of stockholder value. Equity awards to our named executive officers are generally made on an annual basis, along with the annual equity awards made to other employees of our company. All annual grants are historically approved at a regularly scheduled meeting of the Compensation Committee under our guidelines for equity awards and issued during an open trading window under our company’s insider trading policy. The Compensation Committee also considers and grants equity awards for special situations, such as promotions, from time to time.

Fiscal 2017 Equity Awards

In fiscal 2017, the Compensation Committee chose to continue issuing annual equity awards in the form of a combination of performance-based and time-vested restricted stock units to named executive officers. Restricted stock units were awarded because their value is directly impacted by all stock price changes and therefore tied directly to stockholder value. Restricted stock unit awards are also potentially less dilutive to stockholders than stock options. Awards of performance-based restricted stock units were given to our named executive officers in fiscal 2017, constituting the majority of their annual equity awards tied to multi-year total shareholder return. These performance-based restricted stock unit awards are based on the company’s performance as measured as Total Shareholder Return on a relative basis against the S&P Semiconductor Index.

The fiscal 2017 annual equity grants delivered to our named executive officers represented grant values between the 50th and 75th percentile of our fiscal 2017 peer group to ensure total direct compensation is competitive given below market cash compensation. Subject to the officer’s continued service with our company, the time-based restricted stock unit awards will vest annually over a period of three years. The performance-based restricted stock unit awards will vest following the end of the three-year performance period, depending on how much of the units are earned (between 0% and 125% of the target amount), as certified by the Compensation Committee, based on the company’s Total Shareholder Return (TSR) for the period from July 1, 2017 through June 30, 2020 relative to the TSR of the companies identified as being part of the S&P Semiconductors Select Industry Index as of July 1, 2017.

The table below reflects selected details relating to the TSR awards granted to Messrs. Slessor and Ludwig in fiscal 2017(1):

Objective	Threshold	Maximum	Target	No Payout
Percentile Rank	25th percentile	75th percentile or higher	50th percentile	Below the 25th percentile
Payout Percentage	50%	125%	100%	0%

____________________

(1)  Awards are calculated using linear interpolation between performance levels.

The individual amounts for the fiscal 2017 annual equity awards to Messrs. Slessor and Ludwig are set forth in the table below:

Named Executive Officer	2017 Annual Time-Based Restricted Stock Unit Awards (#)	2017 Annual Market-Based Restricted Stock Unit Awards (#) (1)
Michael D. Slessor	52,000	78,000
Michael Ludwig	26,000	39,000

____________________

(1)  Market-based restricted stock unit awards are performance-based restricted stock unit awards reflecting a “Target” number of units that can be earned based on Total Shareholder Return (TSR). Actual units earned may vary from 0% to 125% of the “Target” number based upon relative TSR as described above.

See the table entitled “Grants of Plan-Based Awards in Fiscal Year 2017” under “Executive Compensation and Related Information” in this Proxy Statement for additional information regarding these equity awards to our named executive officers in fiscal 2017.

Achievement of TSR Awards for Performance Ended March 31, 2017

Our performance-based RSUs granted in fiscal 2015 had a two-year performance period that ended March 31, 2017, based on TSR, similar to the structure described above for our fiscal 2017 grants.

Named Executive Officer	2015 to 2017 Target Market-Based Restricted Stock Unit Awards (#) (1)	Final Number of Market-Based Restricted Stock Unit Achieved (#) (1)	% of Target Achievement
Michael D. Slessor	40,000	41,200	103%
Michael Ludwig	45,000	46,350	103%

Stock Ownership Guidelines

We have stock ownership guidelines for our executive officers, which are set forth in our company’s Governance Guidelines. Our Corporate Governance Guidelines state that (i)  the Chief Executive Officer of the company shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times (3x) the Chief Executive Officer’s annual base salary; and (ii) each “executive officer” other than the Chief Executive Officer of the company (as determined by the Board) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times (2x) the executive officer’s annual base salary. Shares counted for this purpose shall include shares owned by the executive officer, shares owned jointly with, or separately by spouse and/or minor children, including shares held in trusts, and vested, unreleased restricted stock units. Beginning April 2011, executive officers will have five (5) years to meet these ownership guidelines. New executive officers have five (5) years from the time they become executive officers to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board, executive officers will have three years from the time of the increase to acquire any additional shares needed to meet such revised guidelines.

As of December 30, 2017, each of the named executive officers was in compliance within the stated timeframe.

Clawback Policy

In March 2011, we adopted a clawback policy which requires that in the event our company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will seek to recover from any current or former executive officer any incentive-based cash compensation for the three year period preceding the date on which an accounting restatement is required, based on erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

Change of Control and Severance Benefits

Our change of control severance agreements with our executive officers and certain of our other officers are described in this Proxy Statement under “Executive Compensation and Related Information-Change of Control, Severance, Separation and Indemnification Agreements.” Our Chief Executive Officer, Michael D. Slessor, is also eligible for severance benefits outside of a change of control event if he is terminated without cause or resigns for good reason.

The Compensation Committee believes that these agreements protect the interests of our stockholders by providing a framework for avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. The uncertainty about the future status of employment among management that can arise in the face of a potential change of control could result in the untimely departure or distraction of key officers. Change of control severance agreements provide support to officers to remain with our company despite uncertainties while a change of control is under consideration or pending and the Compensation Committee believes that the potential benefits under these agreements are reasonable and generally comparable to competitive agreements offered by our peer companies to their senior executives. Benefits are “double-trigger,” which means that they are provided to the executive only in the event that the executive is terminated, or the executive involuntarily experiences material changes in terms of employment, following a change of control. The agreements do not include a gross up for excise tax under Internal Revenue Code section 280G.

Under our Equity Incentive Plan, if a change in control occurs, performance-based equity awards will be deemed earned at the greater of target or actual results immediately prior to the change in control and, unless the awards are replaced, they will be settled immediately prior to the change in control.

Other Benefits and Perquisites

Our named executive officers participate in various employee benefit plans, including health, dental and vision care plans, life insurance and our company’s 401(k) and stock purchase plans. These benefit plans are the same plans offered to our other employees.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to certain executive officers. Section 162(m) generally provides that publicly-held companies cannot deduct compensation paid to such executive officers to the extent that such compensation exceeds $1 million per officer. Compensation that is “performance-based” compensation within the meaning of the Internal Revenue Code is exempted from the $1 million deduction limit.

Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.”  However, the exemption for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain arrangements in place as of November 2, 2017.  Given the uncertain scope of the transition relief and the absence of any rulemaking at this time, the full impact of the new Section 162(m) on the company and its executive compensation practices is not yet known, but we will continue to monitor developments in this regard.

While the Compensation Committee attempts to maximize the deductibility of compensation paid to our named executive officers, the Committee retains the discretion and flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and the interests of our stockholders. Accordingly, from time to time, the Compensation Committee may approve, and our company may pay, compensation to our named executive officers that is not fully deductible under Section 162(m).

Fiscal 2018 Compensation Approach

For fiscal year 2018, we have not materially changed our approach to executive compensation:

•	Market Median—we will continue to benchmark pay looking at a range of pay between the 25th to 75th percentiles. We aim to manage pay overall to the 50th percentile considering all of the factors outlined above, therefore only providing above market pay when warranted by performance.

•	Total Direct Compensation—we will continue to focus on our overall level of pay as measured against total direct compensation to ensure the package overall is competitive (e.g., base salary, target cash incentives and long-term equity incentives).

•	Variable Cash Incentive Awards—Achievement of variable cash incentive awards for fiscal 2018 for named executive officers will be measured solely on the basis of the achievement of pre-established financial goals with a specific threshold for company performance as well as a maximum that can be earned under the plan to manage risk taking.

•	Long-Term, Equity-Based Incentive Awards—The Committee intends that a portion of equity grants will be subject to multi-year performance conditions.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with our company’s management. Based on this review and discussions, the Compensation Committee has recommended to FormFactor’s Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee
Edward Rogas, Jr., Chairperson
Lothar Maier
Kelley Steven-Waiss

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

Name	Age	Position
Michael D. Slessor	48	Chief Executive Officer and Director
Michael M. Ludwig	57	Former Chief Financial Officer
Shai Shahar	46	Chief Financial Officer

Michael M. Ludwig served as our Chief Financial Officer from May 2011 to March 2018. Mr. Ludwig also served as our Vice President, Finance from December 2009 to May 2011, was a consultant to our company from February 2009 to December 2009, and served as our Vice President and Corporate Controller from April 2001 to April 2007. Mr. Ludwig has also held senior level finance and accounting positions at Force 10 Networks, Inc., a division of Dell Inc. that builds and secures high performance networks, and at divisions of Tyco Electronics, a technology company, and Beckman Coulter, a biomedical manufacturing company. Mr. Ludwig holds a B.S. in accounting from California State Polytechnic University, Pomona.

Shai Shahar has served as our Chief Financial Officer since March 2018. Mr. Shahar served as the Vice President Finance & Operations of Nova Measuring Instruments, a leading provider of metrology solutions used in semiconductor manufacturing, from April 2017 to March 2018. From June 2014 to January 2016, Mr. Shahar served as Vice President Finance and Corporate Controller of PMC-Sierra, Inc., a global fabless semiconductor company, and served as its Vice President Finance, FP&A, from 2011 to June 2014, following its acquisition of Wintegra, Inc. Mr. Shahar was Chief Financial Officer of Wintegra, Inc., a fabless semiconductor company, from 2006 to 2010. From 1997 to 2006, Mr. Shahar worked in progressive roles as a senior manager at Ernst & Young, where he was responsible for private and public company accounts, including Nasdaq-listed technology companies. Mr. Shahar is a certified public accountant in Israel, and received his bachelor’s degree in Accounting and Economics in 1998 from the Recanati School of Business, Tel Aviv University, Israel.

Summary Compensation

The following table presents information regarding the compensation paid during fiscal years 2017, 2016 and 2015 to our President and Chief Executive Officer and our former Chief Financial Officer who were our only executive officers during fiscal 2017.

Named Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael D. Slessor, President and Chief Executive Officer	2017	500,000	—	1,899,625	(4)	—	597,012	9,300	3,005,937
	2016	487,500	—	560,400		—	306,946	3,930	1,358,476
	2015	448,846	__	578,280		1,702,485	341,621	3,948	3,075,180
Michael M. Ludwig, Senior Vice President and Chief Financial Officer	2017	312,000	—	949,813	(4)	—	240,062	10,201	1,512,076
	2016	309,000	—	929,600		—	115,088	3,012	1,356,700
	2015	300,000	—	719,108		—	137,016	2,626	1,158,750

(1)	The dollar amounts shown are based on the fair value of the award as of the grant date. The fair value of our fiscal 2017 time-based stock awards was based on the closing fair market value of our common stock as reported on the NASDAQ Global Market on the grant date. The fair value of our performance-based stock awards (which are market-based stock awards) was derived under a Monte Carlo simulation model. Assumptions used in the calculation of these amounts are described in Note 13, Stock-Based Compensation, to our company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

(2)	Represents amounts earned for performance in the applicable year under our company’s Employee Incentive Plan, which is described under “Compensation Discussion and Analysis” in this Proxy Statement.

(3)	The amounts in this column represent matching contributions under our company 401(k) Plan and healthcare related benefits.

(4)	The dollar amount shown includes time-based and market-based restricted stock unit awards. With respect to our performance-based restricted stock unit awards (which are market-based awards), the grant date valuation of $1,200,225 and $600,113 for Michael D. Slessor and Michael M. Ludwig, respectively, is derived from certain market performance criteria which is based on the company’s Total Shareholder Return (TSR) for the period from July 1, 2017 to June 30, 2020 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index. The payout range for the market-based restricted stock unit award is 0% to 125% with the grant date valuation representing the maximum achievement of 125%. Actual performance may result in fewer shares becoming earned and vested, which will reduce the value of the award.

Grants of Plan-Based Awards in Fiscal Year 2017

The following table presents information regarding stock options and restricted stock units granted during fiscal year 2017 to our named executive officers. These equity awards were granted under our Equity Incentive Plan. The vest schedule for the awards is set forth below in the table “Outstanding Equity Awards at Fiscal Year Ended December 30, 2017.” There can be no assurance that the Grant Date Fair Value of Stock Awards will ever be realized. The following table also presents information in the “Non-Equity Incentive Plan Awards” columns regarding potential awards under our Employee Incentive Plan for fiscal year 2017. All awards presented in the table below are further described under “Compensation Discussion and Analysis-Compensation Components” in this Proxy Statement.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date for Stock and Option Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Threshold 0 ($)	Target ($)	Max 200% ($)	Threshold 50% (#)	Target 100% (#)	Max 125% (#)
Michael D. Slessor	—	500,000	1,000,000	39,000	78,000	97,500	7/20/2017	—	—	—	1,200,225
							7/20/2017	52,000	—	—	699,400
Michael M. Ludwig	—	201,240	402,480	19,500	39,000	48,750	7/20/2017	—	—	—	600,113
							7/20/2017	26,000	—	—	349,700

(1)	The threshold calculations for fiscal year 2017 assume that our company met only the minimum corporate performance under our Employee Incentive Plan for the period.

(2)	The awards granted were approved by the Compensation Committee of our Board of Directors.

(3)	The fair value of our time-based stock awards was based on the closing fair market value of our common stock as reported on the NASDAQ Global Market on the grant date. The fair value of our performance-based stock awards (which are market-based awards) was derived under a Monte Carlo simulation model while the fair value of our time-based option awards was calculated using the Black-Scholes option pricing model.

With respect to our performance-based restricted stock unit awards (which are market-based awards), the grant date valuation of $1,200,225 and $600,113 for Michael D. Slessor and Michael M. Ludwig, respectively, is derived from certain market performance criteria which is based on the company’s Total Shareholder Return (TSR) for the period from July 1, 2017 to June 30, 2020 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index. The payout range for the market-based restricted stock unit award is 0% to 125% with the grant date valuation representing the maximum achievement of 125%. Actual performance may result in fewer shares becoming earned and vested, which will reduce the value of the award.

Assumptions used in the calculation of these amounts are described in Note 11 - Stock-Based Compensation to our company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017. Our company’s use of the stock-based valuation model should not be interpreted as a prediction as to the actual value that may be realized on the award. The actual values of the award may be significantly different.

Outstanding Equity Awards at Fiscal Year Ended December 30, 2017

The following table presents information regarding outstanding equity awards held by our named executive officers at December 30, 2017.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Michael D. Slessor	—	—		—	—	6,667	(3)	104.339	40,000	(7)	626,000
	—	—		—	—	20,000	(4)	313,000	78,000	(8)	1,220,700
	—	—		—	—	52,000	(5)	813,800	—		—
	225,000	225,000	(6)	8.44	2/9/2022	225,000	(6)	1,622,250	—		—
Michael M. Ludwig	75,000	—		10.37	4/29/2018	—		—	—		—
	—	—		—	—	10,000	(3)	156,500	45,000	(7)	704,250
	—	—		—	—	26,000	(5)	406,900	39,000	(8)	610,350
	—	—		—	—	18,667	(9)	292,139	—		—

(1)	Vesting information is based on the original grant.

(2)	Market value was determined by multiplying the closing fair market value for a share of our company’s common stock as of December 29, 2017, which was our company’s last business day of fiscal year 2017, of $15.65, by the number of unvested and unearned units.

(3)	33.33% of the stock units vest each May 28 commencing May 28, 2016.

(4)	33.33% of the stock units vest each May 2 commencing May 2, 2017.

(5)	33.33% of the stock units vest each July 20 commencing July 20, 2018.

(6)	25% of the options vest each February 9 commencing February 9, 2016.

(7)	These units reflect a probable “Maximum” achievement based on the company’s Total Shareholder Return (TSR) for the period from April 1, 2016 to March 31, 2019 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index. The payout range for the market-based restricted stock unit award is 0% to 125%. 100% of the earned units will vest on the certification date in 2019.

(8)	These units reflect a probable “Maximum” achievement based on the company’s Total Shareholder Return (TSR for the period from July 1, 2017 to June 30, 2020 relative to the TSR of the companies identified as being part of the S&P Semiconductor Select Industry Index. The payout range for the market-based restricted stock unit award is 0% to 125%. 100% of the earned units will vest on the certification date in 2020.

(9)	33.33% of the stock units vest each August 19 commencing August 19, 2017.

Option Exercises and Stock Vested at Fiscal Year Ended December 30, 2017

The following table presents information concerning the exercise of options during fiscal 2017 by our named executive officers, and the vesting of stock units held by them during fiscal 2017 (with the reported value based on the market price on the applicable date):

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael D. Slessor	—	—	76,201	957,364
Michael M. Ludwig	40,000	567,012	80,683	1,033,491

Change of Control, Severance, Separation and Indemnification Agreements

Change of Control, Severance Agreements. We have entered into change of control severance agreements with each of our named executive officers and certain other officers. Each change of control severance agreement provides for the officer to receive the following severance benefits upon a qualifying termination of employment within one year following a change of control of our company, subject to the officer signing a release of claims in favor of our company:

•	lump sum cash severance payment equal to one year’s annual base salary and the greater of (a) the annual target bonus or (b) the annual target bonus multiplied by the average rate of annual bonus relative to target paid to officers covered by similar change of control severance agreements for the two most recently completed fiscal years (subject to the participating officer’s compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination);

•	continuation of health benefits for one year (subject to the participating officer’s compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination); and

•	fully accelerated vesting of all equity awards, with any forfeiture provisions and/or company right of repurchase automatically lapsing in full.

Terminations of employment that entitle the officer to receive severance benefits under the change of control severance agreement consist of either a termination by our company without “cause” or by resignation of the officer for “good reason” within 120 days of an event constituting “good reason” if, in each case, within one year following a “change of control.” The change of control severance agreements provide the following definitions:

•	“change of control” means the first to occur of any of the following events:

(i)	the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity) more than 60% of the total voting power represented by the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

(ii)	(A) any approval by our stockholders of a plan of complete liquidation of our company, other than as a result of insolvency or (B) the consummation of the sale or disposition (or the last in a series of sales or dispositions) by our company of all or substantially all of our company’s assets, other than a sale or disposition to a wholly-owned direct or indirect subsidiary of our company and other than a sale or disposition which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (by being converted into or exchanged for voting securities of the entity to which such sale or disposition was made) more than 60% of the total voting power represented by the voting securities of the entity to which such sale or disposition was made after such sale or disposition; or

(iii)	any “person” (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of our company representing 40% or more of the total voting power represented by our company’s then outstanding voting securities; or

(iv)	during any period of two consecutive years after the effective date of the change of control severance agreement, the incumbent directors cease for any reason to constitute a majority of our Board of Directors.

•	“cause” means the occurrence of any of the following:

(i)	any act of personal dishonesty taken by the employee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the employee and is reasonably likely to result in material harm to our company;

(ii)	the employee’s conviction of a felony;

(iii)	a willful act by the employee which constitutes misconduct and is materially injurious to our company; or

(iv)	continued willful violations by the employee of the employee’s obligations to our company after the employee has received a written demand for performance from our company which describes the basis for our company’s belief that the employee has not substantially performed his or her duties.

•	“good reason” means the occurrence of any of the following:

(i)	without the employee’s express written consent, a material reduction of the employee’s duties, position or responsibilities relative to the employee’s duties, position or responsibilities in effect immediately prior to the change of control;

(ii)	a reduction of more than 10% of the employee’s base salary or target bonus as in effect immediately prior to such reduction;

(iii)	without the employee’s express written consent, the relocation of the employee’s primary work location by more than 50 miles; or

(iv)	the failure of our company to obtain the assumption of the change of control severance agreement by a successor;

provided, however, that the employee will have good reason to terminate employment only if (i) the employee provides notice to the company of the existence of the event or circumstances constituting good reason specified in any of the preceding clauses within 90 days of the initial existence of such event or circumstances, and (ii) the company does not remedy such event or circumstances within 15 days following receipt of such notice.

The change of control severance agreements provide that if payments to an officer are subject to the excise tax imposed by Section 280G of the Internal Revenue Code, the severance benefits will be reduced only to the extent that such reduction would increase the benefits received by the officer on an after-tax basis. The change of control severance agreements do not alter the at-will employment of the officers who have entered into them.

Under our Employee Incentive Plan, which provides for performance bonuses to our officers, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan measurement period (and for the subsequent consecutive measurement periods if they fall within the same fiscal year) and will be paid to the officer participants at that time.

The following table presents information regarding change of control payment and benefit estimates for our named executive officers who were subject to the change in control agreement at fiscal year-end. We prepared the table assuming that both a change of control occurred and the employment of our current named executive officers was terminated without cause or by resignation of the officer for good reason on December 29, 2017, which was our company’s last business day of fiscal 2017. For restricted stock unit awards, the intrinsic value is based upon the December 29, 2017 closing price for our company common stock of $15.65 and for stock options, the value is based on such $15.65 minus the exercise price of the applicable stock option. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such change of control and such officer’s separation from our company.

	Michael D. Slessor	Michael M. Ludwig
Base salary ($)	500,000	312,000
Short-term incentive compensation ($)	500,000	209,040
Stock options ($)(1)	1,622,250	—
Stock awards ($)(1)	3,539,514	2,498,789
Health benefits ($)	23,101	16,132
Sub-Total ($)	6,184,865	3,035,961
280G Reduction in Severance Benefits ($)	—	—
Total ($)	6,184,865	3,035,961

____________________

(1)	Stock awards include time-based option and restricted stock unit awards and market (TSR) based restricted stock unit awards. The change of control payouts for the market (TSR) based restricted stock unit awards were calculated based on 125% of the “Target” level of the award metric.

Severance Agreement with Dr. Slessor. The CEO Change of Control and Severance Agreement with Dr. Slessor also provides that if his employment is terminated by our company as a result of any involuntary termination at any time other than within 12 months following a change of control (as these terms are defined in the agreement), he will receive a lump sum severance payment equal to one year of his then annual base salary, a pro-rata portion of his annual bonus based upon the number of calendar days the officer was employed in the year of his termination (or if such bonus is intended to be under a Section 162(m) plan, a pro-rata portion of the lessor of (x) the bonus actually earned for the year of termination, as determined following the end of the year, and (y) the target bonus), health benefits coverage for twelve months, accelerated vesting of his outstanding equity awards as if he had continued in employment for twelve additional months following his separation; provided that with respect to any performance-based equity award for which the performance period has not ended as of the date of termination but for which the initial vesting date would occur within twelve months following his separation, such performance award will remain outstanding and, upon determination of the amount earned for such performance period, the earned amount of the performance period will be subject to the same twelve-month acceleration; and twelve months following his separation to exercise any vested stock options not to exceed the expiration date of such options. These separation benefits are subject to Dr. Slessor executing a release in favor of FormFactor.

The following table presents information regarding payment and benefit estimates for Dr. Slessor assuming that his employment with our company was terminated without cause by us or by his resignation within 120 days of any event constituting good reason on December 29, 2017, which was our company’s last business day of fiscal 2017. For restricted stock unit awards, the intrinsic value is based upon the December 29, 2017 closing price for our company common stock of $15.65, and for stock options, the value is based on such $15.65 minus the exercise price of the applicable stock option. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of his separation from our company.

Michael D. Slessor
Base salary ($)	500,000
Short-term incentive compensation ($)	500,000
Stock options ($)(1)	1,622,250
Stock awards ($)(1)	1,231,139
Health benefits ($)	23,101
Sub-Total ($)	3,876,490
280G Reduction in Severance Benefits ($)	—
Total ($)	3,876,490

____________________

(1)	Stock awards include time-based option and restricted stock unit awards and market (TSR) based restricted stock unit awards.

Indemnification Agreements. We have entered into indemnification agreements with each of our current and former directors, current and former executive officers and certain other officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These indemnification agreements are in addition to the indemnity provisions in our company’s certificate of incorporation and bylaws. We also intend to enter into indemnification agreements with our future directors and executive officers.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer.

The purpose of this new disclosure is to provide a measure of the equitability of pay within our company. We believe our compensation philosophy and process yield an equitable result for all of our employees. During fiscal 2017, the principal executive officer of FormFactor was our Chief Executive Officer, Dr. Michael D. Slessor. For 2017, the combined annual total compensation for Dr. Slessor was $3,005,937, and for our median employee was $65,016, resulting in an estimated pay ratio of 46:1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) aggregating for each applicable employee (A) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule, for permanent hourly employees (prorated for the portion of the year worked for non-permanent employees), as of December 30, 2017 (the median employee determination date), (B) the target bonus or commission for 2017, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Dr. Slessor, whether employed on a full-time, part-time, or seasonal basis. Components of compensation paid in foreign currencies were converted to U.S. dollars based on 2017 average exchange rates.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors recognizes that transactions between our company and persons or entities that may be deemed related persons can present potential or actual conflicts of interest and create the appearance of impropriety. Accordingly, our Board has delegated authority for the review and approval of all related person transactions to the Governance Committee. Pursuant to that authority, the Governance Committee has adopted a Statement of Policy Regarding Related Person Transactions to provide procedures for reviewing, approving and ratifying any transaction involving our company or any of its subsidiaries in which a 5% or greater stockholder, director, executive officer or members of their immediate family have or will have a material interest as determined by our Governance Committee. This policy is intended to supplement, and not to supersede, our company’s other policies that may be applicable to or involve transactions with related persons, such as the company’s Code of Business Conduct.

Other than the compensation arrangements for directors and executive officers described above, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or entities affiliated with them had or will have a material interest.

PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. Our stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings of stockholders, including director nominations, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in our proxy materials relating to our 2019 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, the information required by Rule 14a-8 and our bylaws must be timely submitted to us and such proposals must be received by us no later than December 4, 2018. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com.

Requirements for Stockholder Proposals to be Brought Before Our Annual Meeting. Our bylaws provide that, except in the case of proposals (including director nominations) made in accordance with Rule 14a-8, the stockholder must have given timely notice thereof in writing to the Corporate Secretary not less than 75 nor more than 105 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for the 2018 Annual Meeting of Stockholders, a stockholder’s notice must be received by us between and including February 2, 2019 and March 4, 2019. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com. In no event will the public announcement of an adjournment or a postponement of our annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to the Corporate Secretary must for each matter the stockholder proposes to bring before the annual meeting set forth the information required by our bylaws and applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of the Form 3, 4 and 5, and amendments to these forms, provided to us and the written representations from our directors and executive officers and persons who own more than 10% of our common stock, during the year ended December 30, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for the following: one late Form 4 was filed with respect to the annual RSU award to our non-employee directors granted on May 26, 2017, Messrs. DeLateur, Link, Maier, Rogas, St. Dennis, Zellner and Ms. Steven-Waiss.

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the accompanying Notice of Annual Meeting of Stockholders. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the designated proxy holder.

Whether or not you are able to attend this year’s Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Jason Cohen
Secretary

Livermore, California
April 3, 2018

Appendix A

FORMFACTOR, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated May 18, 2018)

1. Establishment of Plan. FormFactor, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent Corporation” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 7,000,000 shares of the Company’s Common Stock have been reserved for issuance under this Plan since its amendment and restatement as of April 18, 2012. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

3. Administration. This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, or limitations imposed by other taxing jurisdictions, as applicable, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4. Eligibility. Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee, under the Plan;

(b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

(c) individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

Participating in the Plan does not change the status of an employee from being an “at will” employee.

5. Offering Dates. The offering periods of this Plan (each, an “Offering Period”) shall be of twelve (12) months fixed duration commencing on February 1 of each calendar year and ending on January 31 of the subsequent calendar year and of six (6) months fixed duration commencing on August 1 of each calendar year and ending on January 31 of the subsequent calendar year.

The twelve (12) month Offering Periods shall consist of two (2) six (6) month purchase periods and the six (6) month Offering Periods shall consist of one (1) six (6) month purchase period (individually, an appropriate “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. The first market trading day of each Offering Period is referred to as the “Offering Date”. The last market trading day of each Purchase Period is referred to as the “Purchase Date”. The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

6. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan after satisfying the eligibility requirements and by delivering a subscription agreement to the Company prior to the commencement of such Offering Period (or such other time as may be specified by the Company or the Committee). Once an employee becomes a participant in an Offering Period by filing a subscription agreement, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or terminates participation. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

7. Grant of Option on Enrollment. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such employee’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), and provided, further, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(c) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.

8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The fair market value on the Offering Date; or

(b) The fair market value on the Purchase Date.

The term “fair market value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq Global Market, the last transaction’s price quoted on the Nasdaq Global Market on the date of determination as reported at www.nasdaq.com;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported at www.nasdaq.com; or

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq Global Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination at www.nasdaq.com.

9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Compensation shall mean all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums, plus draws against commissions (determined consistently for the Company and Participating Subsidiaries), provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may not increase the rate of payroll deductions at any time during an Offering Period. A participant may decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective as soon as practicable commencing after the Company’s receipt of the authorization and shall continue unless otherwise instructed by the Participant. Such decrease in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period. A participant may increase the rate of payroll deductions for the subsequent Offering Period beginning in February and a participant may decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Company or the Committee.

(c) A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning as soon as practicable after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section (e) below. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

(d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

(g) During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10. Limitations on Shares to be Purchased.

(a) The maximum number of shares purchasable by any participant on any one Purchase Date shall not exceed 10,000 shares. Such number shall be subject to adjustments in accordance with Section 14 of this Plan and shall be further subject to other limits as described in Sections 10(b) and 10(c) below.

(b) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(c) No more than two hundred percent (200%) of the number of shares determined by using eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

(d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11. Withdrawal.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of a Purchase Period, or such other time period as specified by the Committee or the Company.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new subscription agreement in the same manner as set forth in Section 6 above for initial participation in this Plan.

12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised and the maximum number of shares of Common Stock purchasable per participant on any one Purchase Date, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares will be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless otherwise provided by the Committee.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. Notice of Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

19. Equal Rights And Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Term; Stockholder Approval. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the Company’s annual meeting in 2022.

22. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25. Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) increase the number of shares that may be issued under this Plan; or

(b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/17/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

FORMFACTOR, INC. 7005 SOUTHFRONT ROAD LIVERMORE, CALIFORNIA 94551

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/17/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

1A Richard DeLateur

1B Edward Rogas Jr.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. Advisory approval of FormFactor's executive compensation.

3. Ratification of the selection of KPMG LLP as FormFactor's independent registered public accounting firm for fiscal year 2018.

4. Amendment and restatement of the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Employee Stock Purchase Plan by 3,000,000 shares.

For address change/comments, mark here. (see reverse for instructions)

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

FORMFACTOR, INC.

Annual Meeting of Shareholders

May 18, 2018 3:00 p.m.

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Cohen and Shai Shahar, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of FormFactor, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 03:00 PM, Pacific Daylight Savings time on May 18, 2018, at the Company's headquarters located at 7005 Southfront Road, Livermore, California 94551, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

Continued and to be signed on reverse side